UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K12g-3

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 31, 2018

NOCERA, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55993	16-1626611
(Commission File Number)	(IRS Employer Identification No.)

2030 POWERS FERRY ROAD SE, SUITE #212

ATLANTA, GA 30339

(Address of principal executive offices and zip code)

(404) 816-8240

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form 8-K that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about the Registrant's expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “the Registrant believes,” “management believes” and similar words or phrases. The forward-looking statements are based on the Registrant’s current expectations and are subject to certain risks, uncertainties and assumptions. The Registrant’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Registrant on the date hereof, and the Registrant assumes no obligation to update any such forward-looking statements.

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective December 31, 2018, NOCERA, Inc., (the “Registrant”, the “Company”, “we”,“us”, “our”) completed an Agreement and Plan of Merger (the “Agreement”), with (ⅰ) Grand Smooth Inc. Limited, a company organized under the laws of Hong Kong, China (“GSI”), (ii) GSI’s shareholders, Yin-Chieh Cheng and Bi Zhang, who together owned shares constituting 100% of the issued and outstanding ordinary shares of GSI (the “GSI Shares”) and (iii) GSI Acquisition Corp. Under the terms of the Agreement, the GSI Shareholders transferred to us all of the GSI Shares in exchange for the issuance of 10,000,000 shares (the “Shares”) of our common stock (the “Share Exchange”). As a result of the Share Exchange, we are a public company holding a subsidiary in the People’s Republic of China (the “PRC”) engaged in aquaculture consulting and management business.

We did not cancel or retire any shares of our issued and outstanding common stock and as a result, we have 12,349,200 shares of common stock issued and outstanding following the Share Exchange.

A copy of the Agreement and Plan of Merger is incorporated by reference and filed as Exhibit 2.1 of this Form 8-K. The description of the transactions contemplated by the Agreement and Plan of Merger set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated by this reference.

As of the Effective Date of December 31, 2018 of the Agreement and Plan of Merger, we are deemed to have consummated the transactions contemplated by the Agreement, pursuant to which we acquired all of the GSI Shares in exchange for the issuance of the shares to the GSI Shareholders. As a result of the Share Exchange, we are a public company holding a subsidiary, GSI, in Hong Kong engaged in the aquaculture consulting and management business through Variable Interest Entity in PRC under legal and accounting principles.

Business

Business Overview

We are, through our subsidiary and its’ variable interest entity, a China based aquaculture equipment company that provides expert opinions, technology transfer, and aquaculture project management services to new and existing aquaculture projects starting in China and intend to expand into other areas of Asia and Americas. We are committed and dedicated to deliver high levels of service to every aquaculture project we may undertake.

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Corporate Structure

Company Background

We are incorporated in the State of Nevada. Until we consummated on the Agreement and Plan of Merger effective December 31, 2018, we were a shell company that had no or nominal operations and either no or nominal assets. Our wholly owned subsidiary, GSI, was incorporated in the Hong Kong, China on August 1, 2014. GSI is the parent holding company of Gui Zhou Grand Smooth Technology Ltd. (“GZ GST”), which was established on November 13, 2018 as a wholly foreign-owned enterprise (“WFOE”) established in the People’s Republic of China. Gui Zhou Wan Feng Hu Intelligent Aquatic Technology Co. Limited (“GZ WFH”), the Variable Interest Entity (VIE), was established on October 25, 2017, which was contractually controlled by the WOFE through VIE agreements. We will operate our business in China through both the WFOE and its’ VIE.

The WFOE is the primary beneficiary of the VIE – namely has the majority interest in the VIE and through execution of VIE contracts, the WFOE has contract commitments that the financial information of the VIE should be consolidated based on the Variable Interest Ownership percentage owned by the WFOE. The VIE structure was adopted mainly because the China operating company may in the future engage in business that may require special licenses in China and which can be an industry that prohibits foreign investment. The VIE structure will bypass the licensing and prohibition requirements in China.

VIE contracts are as follows:

1.	Voting Rights Proxy Agreement
2.	Equity Pledge Agreement
3.	Exclusive Business Cooperation Agreement
4.	Exclusive Call Option Agreement

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Services

We intend to provide consulting services and solutions in aquaculture projects in China to increase revenues, reduce costs, operate more efficiently, increase production, provide expertise, advise on operating more strategically with new diversified aquaculture species, and importantly, to reduce water pollution and decrease the disease problems of fisheries.

We believe that our offerings of Services provide the following:

i.	Design, install, build and manage aquaculture investment and projects for qualified investors or part of an investment group whom is interested in the great potential of the aquaculture industry and whom want to develop or take part of a new commercial fish farming or shrimp farming project but lack the experience.

ii.	A full range of pilot and management services to aquaculture companies and new aquaculture projects throughout China and potentially international. From the fish farm to the table, we intend to encourage and support clean water and clean fish products.

iii.	We intend to offer some equipment and materials from suppliers as part of our services offerings, which we will markup a reasonable amount.

We believe our experience and innovation from working closely with our clients in the aquaculture industry in China gives us the competitive advantages to provide innovative aquaculture management solutions that will generate positive results for our future client companies.

Market Overview

The fish farming industry in China was predominately regulated by state and local government allowing local fish farmers to setup fish nests in public water including water dams, rivers, lakes and etc. It is the dominant source of fresh water fish for both domestic demands and exports. Since the clean water policy was implemented in China in 2017 by the central government under President Xi Jin Ping, the state and local governments are tasked with cleaning up local water sources and banning all fish nets and fish nests in public waters. The City of Xing Yi, for example, used to produce 15,000 tons of fresh water fish a year, however, that has been all banned and the government subsidy terminated so that now the 300 million pounds of fresh water fish are no longer produced.

This is a countrywide effort where some ponds or lakes are removed immediately and some will phase out gradually in 2 to 3 years. Nevertheless, under China’s government clean water policy of “retreating from lakes to lands” for fish farming, we believe that this presents to us a great opportunity for introducing fish farming in containers (both rectangular and cylinder) on lands. It was introduced in 2015 as a new and extremely simple way for local farmers to breed fish in China. It is also known as “container fish-farming for dummies”. Generating up to 35 times of fish harvest per square meter compared to traditional fish farms in pond, it also conserves the ecosystem of lakes, reduces local poverty, and protects the species from natural disasters.

Domestic demand in China is increasing the number of aquaculture projects and investment, therein. Our Aquaculture solution is innovative and environmentally friendly using a state-of-the-art water recycling and filtration system. We estimate the domestic demand in China could be over 10,000 containers, both cylinder and rectangular, in the next 5 years and globally. We believe that there could be a demand of 15,000 containers.

Today, China is faced with the growing challenge of reducing and controlling water pollution that present serious health risks to its population and damage the environment. We believe that our Aquaculture container fish farm represents a large-scale, environmentally friendly and economically feasible form for bringing clean fish to the table and bringing clean water back to the people. In our opinion, our service is cost competitive, reduces water pollution and recycles fish waste and will help make for a greener China and better world in the years to come.

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Customers

We have received an order to build 800 of 2 meters high by 8 meters wide cylindrical fish farming containers from Dong Guan CIMC Intelligent Technology Co. Ltd (“DG CIMC”), which holds 5% non-controlling interest of GZ WFH, and Shen Zhen CIMC Intelligent Technology Co. Ltd (“SZ CIMC”) in 2018. Both DG CIMC and SZ CIMC are subsidiaries of China International Marine Container Corporation (“CIMC”). We delivered 473 containers in fourth quarter of 2018. We intend to target customers in a variety of markets, such as individual investors, government supported or funded companies and international customers. We have received interest from countries like Japan, Taiwan, Thailand and United States. In addition, an increasing amount of Chinese state and local offices are faced with environmental challenges in public waters and are under regulatory directives and political pressure to reduce water pollution, so our potential target customers are significant.

Suppliers

We intend to purchase raw materials and electrical parts and equipment from third parties in the PRC and resell and install to customers. We are not directly involved in the production or manufacturing of this equipment and we do not take risk in the repair and maintenance of this equipment because of manufacturer’s maintenance policy but may provide maintenance personnel.

Competition

The market for aquaculture projects and services is highly competitive. Many of the producers and sellers are large entities that have significantly greater resources than we have. Therefore, we are partnering with CIMC to use their resources and hopefully gain a more competitive advantage. We also compete with small suppliers which provide smaller alternative aquaculture solutions regionally but due to the size of our projects, we believe that we should have a better price point.

Government Regulation

Our business depends in part on environmental regulations and programs in China that promote cleaner water sources to restore clean water back to people. Our customers may be encouraged with incentives by the local governments relating to aquaculture investment. The approvals of land, licenses or permits, are required from relevant central and local government authorities. In addition, from time to time, relevant government authorities may impose new regulations at a local level regulating fish farming. We believe that we have skills to help our customers obtain all necessary licenses, registrations and permits to comply with all requirements necessary to allow our customers and investors to conduct aquaculture business in the PRC.

Legal Proceedings

We are currently not a party to any legal or administrative proceedings and are not aware of any pending or threatened legal or administrative proceedings against us in all material aspects. We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

Property

Our corporate headquarters are located on a leased premise in Xing Yi City, Gui Zhou Qian Xi Nan, PRC, where we lease approximately 370 square meters with office on 2nd floor and temporary employee dormitory on 3rd floor. The contract will expire on May 10, 2028. We believe that our existing facilities are adequate for our current requirements and that we will be able to enter into lease arrangements on commercially reasonable terms for future expansion. We do not own any real property.

Employees

As of December 31, 2018, we have 10 full-time employees.

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We are compliant with local prevailing wage, contractor licensing and insurance regulations, and have good relations with our employees.

As required by PRC regulations, we participate in various employee benefit plans that are organized by municipal and provincial governments, including pension, work-related injury benefits, maternity insurance, medical and unemployment benefit plans. We are required under PRC laws to make contributions to the employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time. Members of the retirement plan are entitled to a pension equal to a fixed proportion of the salary prevailing at the member’s retirement date.

Generally, we intend to enter into a standard employment contract with our officers and managers for a set period of years and a standard employment contract with other employees for a set period of years. According to these contract terms, all our employees are prohibited from engaging in any activities that compete with our business during the period of their employment with us.

Corporation Information

Our principal executive offices are located at 2030 Powers Ferry Road SE, Suite #212 Atlanta, GA 30339. Our telephone number at this address is (404) 816-8240.

Risk Factors

Risks Related to Our Business

Our operating history makes it difficult to evaluate our future business prospects and to make decisions based on our historical performance.

We have a very short operating history, which makes it difficult to evaluate our business on the basis of historical operations. As a consequence, it is difficult to forecast our future results based upon our limited historical data. Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, services costs or expenses. If we make poor budgetary decisions as a result of unreliable historical data, we could incur greater losses, which may result in a negative effect to our stock price.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall. Each of the risk factors listed in this section and the following factors may affect our operating results:

• Our ability to continue to attract customers;

• Our ability to generate revenue from the services we offer;

• The amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our businesses; and

• Our focus on long-term goals over short-term results.

Because our business is changing and evolving, our historical operating results may not be useful to you in predicting our future operating results.

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We may not be successful in implementing important strategic initiatives, which may have a material adverse impact on our business and financial results.

There is no assurance that we will be able to implement important strategic initiatives in accordance with our expectations, which may result in a material adverse impact on our business and financial results. These strategic initiatives are designed to drive long-term shareholder value and improve our Company’s results of operations.

Our success depends substantially on the value of our reputation.

Reputation value is based in part on client perceptions as to a variety of subjective qualities. Even isolated business incidents that erode client trust, particularly if the incidents receive considerable publicity or result in litigation, can significantly reduce our reputation. Demand for our services could diminish significantly if we fail to preserve quality or fail to deliver a consistently positive client experience.

Effectively managing our growth into new geographic areas will be challenging.

Effectively managing growth can be challenging, particularly as we expand into new markets geographically where we must balance the need for flexibility and a degree of autonomy for local management against the need for consistency with our goals, philosophy and standards. Growth can make it increasingly difficult to locate and hire sufficient numbers of key employees to meet our financial targets, to maintain an effective system of internal controls, and to train employees nationally to deliver a consistently high-quality service and customer experience.

We face significant competition, and if we do not compete successfully against new and existing competitors, we may lose our market share, and our profitability may be adversely affected.

Increased competition could reduce our profitability and result in inability to achieve any market share. Some of our existing and potential competitors may have competitive advantages, such as significantly greater financial, marketing or other resources, and may successfully mimic and adopt our business models. We cannot assure you that we will be able to successfully compete against new or existing competitors.

Failure to manage our growth could strain our management, operational and other resources, which could materially and adversely affect our business and prospects.

We intend to expand our operations and plan to expand in China and outside of China. The continued growth of our business will result in, substantial demand on our management, operational and other resources. In particular, the management of our growth will require, among other things:

•	increased sales and sales support activities;

•	improved administrative and operational systems;

•	enhancements to our information technology system;

•	stringent cost controls and sufficient working capital;

•	strengthening of financial and management controls; and

•	hiring and training of new personnel.

As we continue this effort, we may incur substantial costs and expend substantial resources. We may not be able to manage our current or future operations effectively and efficiently or compete effectively in new markets we enter. If we are not able to manage our growth successfully, our business and prospects would be materially and adversely affected.

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 Key employees are essential to growing our business.

Mr. Yin-Chieh Cheng and Mr. Bi Zhang are essential to our ability to continue to grow our business. They have established relationships within the industries in which we will operate. If they were to leave us, our growth strategy might be hindered, which could limit our ability to increase revenue.

In addition, we face competition for attracting skilled personnel. If we fail to attract and retain qualified personnel to meet current and future needs, this could slow our ability to grow our business, which could result in a decrease in market share.

We may need additional capital and we may not be able to obtain it at acceptable terms, or at all, which could adversely affect our liquidity and financial position.

We may need additional cash resources due to changed business conditions or other future developments. If these sources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The occurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity.

Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including:

• investors’ perception of, and demand for, our securities;

• conditions of the U.S. and other capital markets in which we may seek to raise funds;

• our future results of operations, financial condition and cash flow;

• PRC governmental regulation of foreign investment in China;

• economic, political and other conditions in China; and

• PRC governmental policies relating to foreign currency borrowings.

We may be dependent on various suppliers which may be unable to supply our orders, from time to time, and which may affect our ability to complete our client contracts timely.

We will not obtain our raw materials and electrical equipment and parts from only one local primary supplier. Our ability to deliver the services to the end user is dependent on a sufficient supply and better price point and if we cannot obtain a sufficient supply from several sources, we may be prevented from making timely deliveries to our customers. Any failure to obtain supplies of equipment for implementation of aquaculture installations, could prevent us from delivering our services to our customers on a timely basis, or an economic basis, and could have a material adverse effect on our business and financial conditions.

We do not have a majority of independent directors serving on our board of directors, which could present the potential for conflicts of interest.

We do not have a majority of independent directors serving on our board of directors. In the absence of a majority of independent directors, our executive officers could establish policies and enter into transactions without independent review and approval thereof. This could present the potential for a conflict of interest between us and our stockholders, generally, and the controlling officers, stockholders or directors.

We have limited insurance coverage.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited insurance services. We have determined that the risks of disruption or liability from our business, the loss or damage to our property, including our facilities, equipment and office furniture, the cost of insuring for these risks,

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and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, we do not have any business liability, disruption, litigation or property insurance coverage for our operations in China except for insurance on some company owned vehicles. Any uninsured occurrence of loss or damage to property, or litigation or business disruption may result in the incurrence of substantial costs and the diversion of resources, which could have an adverse effect on our operating results.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Since we recently completed the acquisition of GSI effective on December 31, 2018, we have not yet completed an evaluation of GSI and its consolidated subsidiaries’ internal control systems in order to allow our management to report on our internal controls on a consolidated basis as required by the requirements of SOX 404. We will be required to complete such evaluation and include a report of management in our annual report for the fiscal year ended December 31, 2018.

As a public company, we will have significant additional requirements for enhanced financial reporting and internal controls. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Lack of experienced officers of publicly-traded companies may hinder our ability to comply with Sarbanes-Oxley Act.

We do not have highly experienced officers in the financial operations of publicly traded companies, and it may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff or consultants in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with internal controls requirements, we may not be able to obtain the independent auditor certifications that the Securities Exchange Act of 1934 requires publicly-traded companies to obtain, for each fiscal year.

We will incur increased costs as a result of being a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act, as well as new rules subsequently implemented by the Securities and Exchange Commission (the “SEC”), has required changes in corporate governance practices of public

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companies. Our foreign operations involving audits of the WOFE and the VIE will involve substantial additional time and expense, due to our being a public company. We expect these rules and regulations to increase our legal, accounting and financial compliance costs and to make public corporate activities more time-consuming and costly.

Risks Associated With Doing Business in China

Our operations and assets in China are subject to significant political and economic uncertainties.

Changes in PRC laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business, results of operations and financial condition. Under its current leadership, the Chinese government has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice. This presents a continuing potential uncertainty for our investors

The primary substantial portion of our revenues initially will be derived from China.

We anticipate that sales of our services in China will represent our primary revenues in the near future. Any significant decline in the condition of the PRC economy could adversely affect consumer demand of our services, among other things, which in turn would have a material adverse effect on our business and financial condition.

Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert Chinese Renminbi into foreign currencies and, if Chinese Renminbi were to decline in value, reducing our revenue in U.S. dollar terms.

Our reporting currency is the U.S. dollar and our operations in China use their local currency as their functional currencies. Substantially, all of our revenue and expenses are in Chinese Renminbi. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies. For example, the value of the Renminbi depends to a large extent on Chinese government policies and China’s domestic and international economic and political developments, as well as supply and demand in the local market. Since 1994, the official exchange rate for the conversion of Renminbi to the U.S. dollar had generally been stable and the Renminbi had appreciated slightly against the U.S. dollar. However, on July 21, 2005, the Chinese government changed its policy of pegging the value of Chinese Renminbi to the U.S. dollar. Under the new policy, Chinese Renminbi may fluctuate within a narrow and managed band against a basket of certain foreign currencies. It is possible that the Chinese government could adopt a more flexible currency policy, which could result in more significant fluctuation of Chinese Renminbi against the U.S. dollar. We can offer no assurance that Chinese Renminbi will be stable against the U.S. dollar or any other foreign currency.

The income statements of our operations are translated into U.S. dollars at the average exchange rates in each applicable period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currencies denominated transactions results in reduced revenue, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions results in increased revenue, operating expenses and net income for our international operations. We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign subsidiaries into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the conversion of the foreign subsidiaries’ financial statements into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income. In addition, we have certain assets and liabilities that are denominated in currencies other than the relevant entity’s functional currency. Changes in the functional currency value of these assets and liabilities create fluctuations that will lead to a transaction gain or loss. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. The availability and effectiveness of any hedging transaction may be limited, and we may not be able to successfully hedge our exchange rate risks.

Although Chinese governmental policies were introduced in 1996 to allow the convertibility of Chinese Renminbi into foreign currency for current account items, conversion of Chinese Renminbi into foreign exchange for

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capital items, such as foreign direct investment, loans or securities, requires the approval of the State Administration of Foreign Exchange, or the SAFE. These approvals, however, do not guarantee the availability of foreign currency conversion. We cannot be sure that we will be able to obtain all required conversion approvals for our operations or that Chinese regulatory authorities will not impose greater restrictions on the convertibility of Chinese Renminbi in the future. Because a significant amount of our future revenue may be in the form of Chinese Renminbi, our inability to obtain the requisite approvals or any future restrictions on currency exchanges could limit our ability to utilize revenue generated in Chinese Renminbi to fund our business activities outside of China, or to repay foreign currency obligations, including our debt obligations, which would have a material adverse effect on our financial condition and results of operations.

We may rely on dividends and other distributions from our PRC subsidiary to fund our cash and financing requirements, and any limitation on the ability of our subsidiary to make payments to us could materially and adversely affect our ability to conduct our business.

As an offshore holding company (based in the USA), we will rely principally on dividends from the WFOE, our PRC subsidiary, for our cash requirements, dividends payments and other distributions to our shareholders, and to service any debt that we may incur and pay our operating expenses. The payment of dividends by entities organized in China is subject to limitations. In particular, PRC regulations permit the WFOE to pay dividends only out of its accumulated profits, if any, as determined in accordance with Chinese accounting standards and regulations. In addition, the WFOE is required each year to set aside at least 10% of its annual after-tax profits (as determined under PRC accounting standards) into its statutory reserve fund until the aggregate amount of that reserve reaches 50% of such entity’s registered capital. These reserves are not distributable as cash dividends.

  If the WFOE incurs debt on its own behalf, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Any limitation on the ability of the WFOE to distribute dividends or other payments to us could materially and adversely limit our ability to grow, make investments or acquisitions, pay dividends and otherwise fund and conduct our business.

We may be subject to product liability claims if people or properties are harmed by the services sold by us.

The products intended to be sold by us, as part of our services, are manufactured by third parties. The products may be defectively designed or manufactured. As a result, sales of the products could expose us to liability claims relating to personal injury or property damage and may require products recalls or other actions. Third parties subject to such injury or damage may bring claims or legal proceedings against us as the reseller of the products. We do not currently maintain any third-party liability insurance or products liability insurance in relation to products we intend to sell in conjunction with our services. As a result, any material products liability claim or litigation could have a material and adverse effect on our business, financial condition and results of operations. Even unsuccessful claims could result in the expenditure of funds and managerial efforts in defending them and could have a negative impact on our reputation.

We may have limited legal recourse under PRC laws if disputes arise under our contracts with third parties.

The Chinese government has enacted laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. If our new business ventures are unsuccessful, or other adverse circumstances arise from these transactions, we face the risk that the parties to these ventures may seek ways to terminate the transactions, or, may hinder or prevent us from accessing important information regarding the financial and business operations of these acquired companies. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under PRC law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

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We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties.

Changes in foreign exchange regulations in the PRC may affect our ability to pay dividends in foreign currency or conduct other foreign exchange business.

The Renminbi is not a freely convertible currency currently, and the restrictions on currency exchanges may limit our ability to use revenues generated in Renminbi to fund our business activities outside the PRC or to make dividends or other payments in United States dollars. The PRC government strictly regulates conversion of Renminbi into foreign currencies. Over the years, foreign exchange regulations in the PRC have significantly reduced the government’s control over routine foreign exchange transactions under current accounts. In the PRC, the SAFE, regulates the conversion of the Renminbi into foreign currencies. Pursuant to applicable PRC laws and regulations, foreign invested enterprises incorporated in the PRC are required to apply for foreign exchange registration. Currently, conversion within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, etc.) can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE.

PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from using the proceeds of any offering to make loans or capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and ability to fund and expand our business.

We may transfer funds to or finance the WFOE, our PRC subsidiary, by means of shareholder’s loans or capital contributions. Any loans to the WFOE, which is a foreign-invested enterprise, cannot exceed statutory limits based on the amount of our investments in the WFOE, and shall be registered with the SAFE or its local counterparts. Furthermore, any capital contributions we make to the WFOE shall be approved by the Ministry of Commerce, or the MOFCOM, or its local counterparts. We may not be able to obtain these government registrations or approvals on a timely basis, if at all. If we fail to receive such registrations or approvals, our ability to provide loans or capital contributions to the WFOE may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

In addition, the SAFE promulgated the Circular on the Relevant Operating Issues concerning Administration Improvement of Payment and Settlement of Foreign Currency Capital of Foreign-invested Enterprises, or SAFE Circular No. 142, on August 29, 2008. Under SAFE Circular No. 142, registered capital of a foreign invested company settled in Renminbi converted from foreign currencies may only be used within the business scope approved by the applicable governmental authority and may not be used for equity investments in the PRC, unless otherwise provided by other PRC laws or regulations. In addition, foreign-invested enterprises may not change how they use such capital without SAFE’s approval and may not in any case use such capital to repay Renminbi loans if they have not used the proceeds of such loans. SAFE further promulgated the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses, or SAFE Circular No. 45, on November 16, 2011, which expressly prohibits foreign-invested enterprises from using the registered capital settled in Renminbi converted from foreign currencies to grant loans through entrustment arrangements with a bank, repay inter-company loans or repay bank loans that have been transferred to a third party. SAFE Circular No. 142 and SAFE Circular No. 45 may significantly limit our ability to transfer the net proceeds from an offshore offering to the WFOE and convert the net proceeds into Renminbi to invest in or acquire any other PRC companies, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

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A failure by the beneficial owners of our shares who are PRC residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities and subject us to liability under PRC law.

The SAFE has promulgated regulations, including the Notice on Relevant Issues Relating to Domestic Residents’ Investment and Financing and Round-Trip Investment through Special Purpose Vehicles, or SAFE Circular No. 37, effective on July 14, 2018, and its appendixes, that require PRC residents, including PRC institutions and individuals, to register with local branches of the SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular No. 37 as a “special purpose vehicle.” SAFE Circular No. 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in their ability to contribute additional capital into its PRC subsidiary. Further, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion.

These regulations apply to our direct and indirect shareholders who are PRC residents and may apply to any offshore acquisitions or share transfers that we make in the future if our shares are issued to PRC residents. Mr. Bi Zhang is a PRC resident, and if he is deemed to be beneficially holding interests in us without making appropriate registration pursuant to SAFE Circular No. 37, the WFOE, as our PRC subsidiary, could be subject to fines and legal penalties, and the SAFE could restrict our cross-border investment activities and our foreign exchange activities, including restricting the WFOE’s ability to distribute dividends to or obtain loans denominated in foreign currencies from us, or prevent us from paying dividends. As a result, our business operations and our profitability could be materially and adversely affected.

PRC regulations relating to mergers and acquisitions and overseas listings of domestic enterprises by foreign investors may increase the administrative burden we face and create regulatory uncertainties.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rule, which became effective in September 2006 and were further amended in June 2009, requires that if an overseas company is established or controlled by PRC domestic companies or citizens intends to acquire equity interests or assets of any other PRC domestic company affiliated with the PRC domestic companies or citizens, such acquisition must be submitted to the MOFCOM, rather than local regulators, for approval. In addition, the M&A Rule requires that an overseas company controlled directly or indirectly by PRC companies or citizens and holding equity interests of PRC domestic companies needs to obtain the approval of the China Securities Regulatory Commission, or CSRC, prior to listing its securities on an overseas stock exchange. On September 21, 2006, the CSRC published a notice on its official website specifying the documents and materials required to be submitted by overseas special purpose companies seeking CSRC’s approval of their overseas listings.

While the application of the M&A Rule remains unclear, based on our understanding of current PRC laws, regulations, and the notice published on September 21, 2006, since the WFOE, our operating entity, was established by means of direct investment, rather than by merger or acquisition of the equity interest or assets of any “domestic company” as defined under the M&A Rules, we believe we are not required to submit an application to the MOFCOM or the CSRC for its approval for any of our transactions.

However, we cannot assure you that PRC governmental authorities, including the MOFCOM and the CSRC, will reach the same conclusion as us. If the MOFCOM, the CSRC and/or other PRC regulatory agencies subsequently determine that the approvals from the MOFCOM and/or CSRC and/or other PRC regulatory agencies were required, our PRC business could be challenged, and we may need to apply for a remedial approval and may be subject to certain administrative punishments or other sanctions from PRC regulatory agencies. The regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of our foreign currency in our offshore bank accounts into the PRC, or take other actions that could

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materially and adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

China only recently has permitted provincial and local economic autonomy and private economic activities, and, as a result, we are dependent on our relationship with the local government in the province in which we operate our business. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, product liabilities, environmental regulations, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in PRC subsidiaries.

 Future inflation in China may inhibit our activity to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our services.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. We may have difficulty establishing adequate management, legal and financial controls in the PRC.

We may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based on United States or other foreign laws against us and our management.

We conduct substantially all our operations in China and substantially all our assets are located in China. In addition, some of our directors and executive officers reside within China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon some of our directors and senior executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. It would also be difficult for investors to bring an original lawsuit against us or our directors or executive officers before a Chinese court based on U.S. federal securities laws or otherwise. Moreover, China does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgment of courts.

Under the EIT Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and holders of our securities.

Under the EIT Law, an enterprise established outside of China with its “de facto management body” in China is considered a “resident enterprise,” meaning that it can be treated the same as a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law defines “de facto management body” as an organization that exercises “substantial and overall management and control over the services and operations, personnel, accounting, and properties” of an enterprise. On April 22, 2009, the SAT, issued a circular, or SAT Circular No. 82, providing

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certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China, which include all of the following conditions: (a) the location where senior management members responsible for an enterprise’s daily operations discharge their duties; (b) the location where financial and human resource decisions are made or approved by organizations or persons; (c) the location where the major assets and corporate documents are kept; and (d) the location where more than half (inclusive) of all directors with voting rights or senior management have their habitual residence.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we will be subject to enterprise income tax at a rate of 25% on our worldwide income as well as PRC enterprise income tax reporting obligations. This would mean that income such as interest on offering proceeds and other non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the EIT Law and its implementing rules dividends paid to us by our PRC subsidiaries would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that a 10% withholding tax is imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our shares, and a 20% withholding tax is imposed on dividends we pay to our non-PRC individual shareholders and with respect to gains derived by our non-PRC individual shareholders from transferring our shares.

We face uncertainties with respect to the application of the Circular on Strengthening the Administration of Enterprise Income Tax for Share Transfer by Non-PRC Resident Enterprises.

Pursuant to the Circular on Strengthening the Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or SAT Circular No. 698, issued by the SAT in December 2009 with retroactive effect from January 1, 2008, if a non-resident enterprise indirectly transfers the equity interests of a PRC resident enterprise by transferring equity interests of an overseas holding company, or an Indirect Transfer, and such overseas holding company is located in a tax jurisdiction that: (ⅰ) has an effective tax rate of less than 12.5% or (ii) does not impose income tax on foreign income of its residents, the transferring nonresident enterprise must report this Indirect Transfer to the competent PRC tax authority of the PRC resident enterprise. The PRC tax authority will apply the “substance over form” principle, and as a result may disregard the existence of the overseas holding company if such overseas holding company lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such an Indirect Transfer may be subject to PRC withholding tax at a rate of up to 10%. SAT Circular No. 698 also provides that where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

There is uncertainty as to the application of SAT Circular No. 698. While the term “Indirect Transfer” is not clearly defined, it is understood that the relevant PRC tax authorities have broad jurisdiction over requests for information regarding foreign companies having remote contact with the PRC. Moreover, the relevant authority has not yet promulgated any formal provisions or made any formal interpretation as to the procedures or format for reporting an Indirect Transfer. In addition, there have not been any formal declarations concerning how to determine whether a foreign investor has adopted an arrangement for the purpose of reducing, avoiding or deferring PRC tax. As a result, we and our non-resident investors or non-resident enterprise shareholders may be at risk of being taxed under SAT Circular No. 698 and may be required to expend valuable resources to comply with SAT Circular No. 698 or to establish that we and our non-resident enterprise investors or non-resident enterprise shareholders should not be taxed under SAT Circular No. 698, which may have a material adverse effect on our financial condition and results of operations or such non-resident investors’ or such non-resident enterprise shareholders’ investments in us.

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Our Chinese operating companies are obligated to withhold and pay PRC individual income tax in respect of the salaries and other income received by their employees who are subject to PRC individual income tax. If they fail to withhold or pay such individual income tax in accordance with applicable PRC regulations, they may be subject to certain sanctions and other penalties, which could have a material adverse impact on our business.

Under PRC laws, the WFOE will be obligated to withhold and pay individual income tax in respect of the salaries and other income received by their employees who are subject to PRC individual income tax. The WFOE may be subject to certain sanctions and other liabilities under PRC laws in case of failure to withhold and pay individual income taxes for its employees in accordance with the applicable laws.

In addition, the SAT has issued several circulars concerning employee stock options. Under these circulars, employees working in the PRC (which could include both PRC employees and expatriate employees subject to PRC individual income tax) are required to pay PRC individual income tax in respect of their income derived from exercising or otherwise disposing of their stock options. If we implement employee stock options plan, the WFOE will be obligated to file documents related to employee stock options with relevant tax authorities and withhold and pay individual income taxes for those employees who exercise their stock options. While tax authorities may advise us that our policy is compliant, they may change their policy, and we could be subject to sanctions.

The enforcement of labor contract law and increase in labor costs in the PRC may adversely affect our business and our profitability.

China adopted a labor contract law and its implementation rules effective on January 1, 2008 and September 18, 2008, respectively. The labor contract law was further amended on December 28, 2012. The labor contract law and its implementation rules impose more stringent requirements on employers with regard to, among others, severance payment upon permitted termination of the employment by an employer and non-fixed term employment contracts, time limits for probation period as well as the duration and the times that an employee can be placed on a fixed term employment contract. Due to the limited period of effectiveness of the labor contract law and its implementation rules, and the lack of clarity with respect to their implementation, potential penalties and fines, it is uncertain how they will impact our current employment policies and practices. Our employment policies and practices may violate the labor contract law or its implementation rules and we may be subject to related penalties, fines or legal fees. Compliance with the labor contract law and its implementation rules may increase our operating expenses, in particular our personnel expenses, as the continued success of our business depends significantly on our ability to attract and retain qualified personnel. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the labor contract law and its implementation rules may also limit our ability to effect those changes in a manner that we believe to be cost-effective or desirable, which could adversely affect our business and results of operations.

Additionally, PRC companies are subject to various laws and regulations regarding social insurance and housing funds, under which the WFOE is required to pay employees’ pension contributions, work-related injury benefits, maternity insurances, medical and unemployment benefit plans, housing funds and other welfare-oriented payments. The WFOE has not contributed social insurance premiums and housing funds for its employees in full compliance with applicable PRC laws. As such, the WFOE may be ordered to compensate the cumulative amount of the under-contributed social insurance premiums and housing fund contributions and be subject to administrative penalties, including fines, and as such our business and reputation may be adversely affected.

Because Chinese laws will govern almost all our business material agreements, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

The Chinese legal system is similar to a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. Although legislation in the PRC over the past 25 years has significantly improved the protection afforded to various forms of foreign investment and contractual arrangements in the PRC, these laws, regulations and legal requirements are relatively new. Due to the limited volume of published judicial decisions, their non-binding nature, the short history since their enactments, the discrete understanding of the judges or government agencies of the same legal provision, inconsistent professional

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abilities of the judicators, and the inclination to protect local interest in the court rooms, interpretation and enforcement of PRC laws and regulations involve uncertainties, which could limit the legal protection available to us, and foreign investors, including you. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on our business, prospects, financial condition, and results of operations. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in the PRC, regardless of outcome, may be protracted and result in substantial costs and diversion of resources and management attention.

Risks Relating to Our Securities

Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.

Our executive officers, directors, and principal stockholders hold approximately 99% of our outstanding common stock. Accordingly, these stockholders are able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities.

There is currently only a limited public market for our common stock, which is listed on the Over-the-Counter Bulletin Board, and there can be no assurance that a trading market will develop further or be maintained in the future. During the month of November 2018, there was no trading activity in our common stock. As of December 31, 2018, the closing trade price of our common stock was $0.45 per share. As of December 31, 2018, we had approximately 433 shareholders of record of our common stock, not including shares held in street name.

The market price of our common stock may be volatile.

The market price of our common stock has been and will likely continue to be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

Our common stock may be considered a “penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define a “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and, therefore, it may be designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares.

The market for penny stocks has experienced numerous frauds and abuses, which could adversely impact investors in our stock.

OTCBB securities are frequent targets of fraud or market manipulation, both because of their generally low prices and because OTCBB reporting requirements are less stringent than those of the stock exchanges or NASDAQ.

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Patterns of fraud and abuse include:

• Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
• Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
• “Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
• Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
• Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

We have not paid dividends in the past and do not expect to pay dividends in the foreseeable future and any return on investment may be limited to the value of our stock.

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future and any return on investment may be limited to the value of our stock. We plan to retain any future earnings to finance growth.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this Current Report. Our consolidated financial statements have been prepared in accordance with U.S. GAAP. In addition, our consolidated financial statements and the financial data included in this Current Report reflect our reorganization and have been prepared as if our current corporate structure had been in place throughout the relevant periods. Actual results could differ materially from those projected in the forward-looking statements. For additional information regarding these and other risks and uncertainties, please see the items listed above under the section captioned “Risk Factors”, as well as any other cautionary language contained in this Current Report. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this Current Report.

Plan of Operation

We intend to provide fish farming containers, as a part of our services offerings, and generate business revenues for our clients. Our services are intended to integrate sales, installments and maintenance aquaculture equipment.

Our intended budget for the next twelve months is as follows:

January 1, 2019 - December 31, 2019

Accounting	$80,000
Legal	20,000
General and administrative	$12,000
Miscellaneous	6,000

Total Operating Expenses	$118,000

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Results of Operations

We have not generated any income and have incurred recurring losses to date. Our general and administrative expenses was primarily related to salary, travel expense and professional fees in connection with the incorporation of the Company and its subsidiary, as well as the filing of this registration statement on Form 8-K. Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation.

We expect we will require additional capital to meet our long-term operating requirements. We expect to obtain financing from shareholders or raise additional capital through, among other things, the sale of equity or debt securities.

General and Administrative Expenses

The following table sets forth the main components of the Company’s general and administrative expenses for the year ended December 31, 2017 and 2016, and the nine-month period ended September 30, 2018 and 2017.

	For the Year Ended December 31,				For the Nine Months Ended September 30,
	2017	%	2016	%	2018	%	2017	%
Salary	$148	12.2%	$—	—%	$78,110	62.7%	$—	—%
Travel expense	—	—%	—	—%	17,754	14.2%	—	—%
Professional fee	—	—%	—	—%	17,308	13.9%	—	—%
Office expense	—	—%	—	—%	5,188	4.2%	—	—%
Depreciation	—	—%	—	—%	2,117	1.7%	—	—%
Registration fee	1,000	82.1%	1,000	100.0%	1,000	0.8%	1,000	100.0%
Rental expense	—	—%	—	—%	1,192	1.0%	—	—%
Others	70	5.7%	—	—%	1,959	1.5%	—	—%
Total General and Administrative Expenses	$1,218	100.0%	$1,000	100.0%	$124,628	100.0%	$1,000	100.0%

Liquidity and Capital Resources

As of December 31, 2017, our assets were $108,994 comprised of $107,562 in advance to supplier. Our liabilities were $113,220 comprised of $113,128 in due to shareholders. And as of December 31, 2016, our assets were nil. Our liabilities were $3,000 comprised of $3,000 in due to shareholders.

As of September 30, 2018, our assets were $2,578,480 comprised of $1,823,550 in inventory. Our liabilities were $2,528,259, comprised of $1,598,017 in advance from customer. Stockholders’ equity increased $59,138 from December 31, 2017 to $54,955 as of September 30, 2018.

The following table provides detailed information about our net cash flows for the periods indicated:

	For the year Ended December 31,		For the Nine Months Ended September 30,
	2017	2016	2018	2017
Net cash used in operating activities	$(104,996)	$(1,000)	$(524,550)	$(1,000)
Net cash used in investing activities	—	—	(71,339)	—
Net cash provided by financing activities	106,379	1,000	585,854	1,000
Effect of exchange rate change on cash and cash equivalents	49	—	35,433	—
Net increase in cash and cash equivalents	$1432	$—	$25,398	$—

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Net cash used in operating activities

Net cash used in operating activities amounted to $104,996 for the year ended December 31, 2017. This reflected a net loss of $1,218, and the effect of changes in working capital including an increase of advance to supplier in the amount of $103,867, partially offset by an increase of $89 in other payables and accrued liabilities.

Net cash used in operating activities amounted to $1,000 for the year ended December 31, 2016. This reflected a net loss of $1,000 for each year.

Net cash used in operating activities amounted to $524,550 for the nine months ended September 30, 2018. This reflected a net loss of $95,445, as adjusted for non-cash items primarily including depreciation of 6,064 and net deferred income tax of $29,183, and the effect of changes in working capital including an increase of $1,684,750 of advance from customers, which mainly due to the Company collect amount in advance, and partially offset by an increase in inventory of $1,568,419 because the Company started operation since 2018 and an increase in prepaid expense and other assets of $671,448.

Net cash used in investing activities

Net cash used in investing activities was nil for the year ended December 31, 2017 and 2016 because the Company hasn’t started operation until 2018.

Net cash used in investing activities was $71,339 for the nine months ended September 30, 2018, which was primarily attributable to the purchase of office equipment.

Net cash provided by financing activities

Net cash provided by financing activities amounted to $106,379 and $1,000 for the year ended December 31, 2017 and 2016, respectively, which was attributable to the proceeds from our shareholders primarily for our daily operation. See “Related Party Transactions”.

Net cash provided in financing activities amounted to $584,854 for the nine months ended September 30, 2018, which was attributable to the proceeds from our shareholders of $552,295 and shareholder’s capital injection of $145,973, partially offset by repayments to our shareholder of $112,414.

Critical Accounting Policies

See Note 3 for our critical accounting policies.

Recent Accounting Developments

Please refer to Note 3 for our recent accounting development.

Description of Securities

Common Stock

As of effective date of the Share Exchange, we have 200,000,000 authorized shares of common stock, $0.001 par value per share, of which 12,349,200 shares of common stock are issued and outstanding. Each holder of common stock is entitled to one vote for each share owned of record on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. In the event of a liquidation, dissolution or winding-up of the Company, the holders of common stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company. The common stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions.

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Preferred Stock

No Preferred Stock is authorized.

Options and Warrants

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Exercise Price	Expiry Date	Terms of Exercise
“A” Warrants	Yin-Chieh Cheng, Chairman of the Board, Director and Chief Financial Officer (1)	5,000,000	$0.50	April 16, 2023	Cash

“A” Warrants	Erik S. Nelson, Former Chief Executive Officer, President, and Chief Financial Officer, Current Secretary and Director (2)(4)(5)	400,000	$0.50	April 16, 2023	Cash

“B” Warrants	Erik S. Nelson, Former Chief Executive Officer, President, and Chief Financial Officer, Current Secretary and Director (2)(4)(5)	400,000	$1.00	April 16, 2023	Cash

“A” Warrants	Marina S. Fiorino (3)(6)	250,000	$0.50	April 16, 2023	Cash

“B” Warrants	Marina S. Fiorino (3)(6)	250,000	$0.50	April 16, 2023	Cash

“A” Warrants	Coral Investment Partners, LP (4)	150,000	$0.50	April 16, 2023	Cash

“B” Warrants	Coral Investment Partners, LP (4)	150,000	$1.00	April 16, 2023	Cash

(1)	The address of Mr. Cheng is Flat B, 6/F, Teda Building, 87 Wing Lok Street Sheung Wan, Hong Kong. This 5,000,000 Series “A” Warrants, exercisable until 2023 at $0.50, are subject to performance under Mr. Cheng’s Consulting Agreement and vest at 250,000 per quarter.
(2)	The address of Mr. Nelson is c/o 2030 Powers Ferry Road SE, Suite 212, Atlanta, GA 30339.
(3)	The address of Ms. Fiorino is Via La Malfa 26, San Marzano Sulsarno, Salerno, 84010 Italy
(4)	Coral Investment Partners is an investment partnership. Mr. Nelson is President of the General Partner, and thus has control of the warrants owned by the partnership. The address of Coral Investment Partners is 2030 Powers Ferry Road SE, Suite 212, Atlanta, GA. 30339.
(5)	Nelson Fiorino Holdings, LLC owns 1,000,000 shares of common stock, 500,000 Class “A” Warrants and 500,000 Class “B” Warrants. Mr. Nelson owns 50% of Nelson Fiorino Holdings, LLC.
(6)	Nelson Fiorino Holdings, LLC owns 1,000,000 shares of common stock, 500,000 Class “A” Warrants and 500,000 Class “B” Warrants. Ms. Fiorino owns 50% of Nelson Fiorino Holdings, LLC.

21

Market Price of and Dividends on Common Equity and Other Shareholder Matters.

There is no change in the market for our securities as a result of the Agreement. Our common stock, par value $0.001, is listed for quotation in the OTCBB under the symbol “NCRA.”

As of December 31, 2018, there were 433 shareholders of record of our common stock. This number does not include an indeterminate number of shareholders whose shares are held by brokers in street name.

The Company has not declared any dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the Board of Directors and will depend on the Company’s earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit the Company’s ability to pay dividends on its common stock other than those generally imposed by applicable state law.

Indemnification of Directors and Officers

We are a Nevada corporation. The Nevada Revised Statutes provide provisions eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision may not eliminate or limit the liability of a director (ⅰ) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any transaction from which a director directly or indirectly derived an improper personal benefit.

A Nevada corporation must indemnify a person who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a “Proceeding”), in which he or she was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the Proceeding, unless such indemnity is limited by the corporation’s articles of incorporation. The Company’s articles of incorporation do not contain any such limitation.

A Nevada corporation may indemnify a person made a party to a Proceeding because the person is or was a director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person‘s conduct was in the corporation’s best interests and, in all other cases, his or her conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify a director in connection with any Proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other Proceeding charging that the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

Principal Stockholders

The following table sets forth certain information regarding beneficial ownership of our common stock as of December 31, 2018 (after giving effect to the Share Exchange, due to the Merger described in Item 2.01 of this Current Report) by (ⅰ) each person (or group of affiliated persons) who is known by us to own more than five percent of the outstanding shares of our common stock, (ii) each director, executive officer and director nominee, and (iii) all of our directors, executive officers and director nominees as a group. As of January 1, 2019, we had 12,349,200 shares of common stock issued and outstanding.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise noted, the principal address of each of the stockholders, directors and officers listed below is at 2030 Powers Ferry Road SE, Suite 212, Atlanta, GA 30339.

22

All share ownership figures include shares of our common stock issuable upon securities convertible or exchangeable into shares of our common stock within sixty (60) days of January 1, 2019, which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares of Common Stock
Yin-Chieh Cheng, Chairman of the Board, Director and CFO (1)	5,250,000	(2)	42.5%
Kuan-Yin Cheng, CEO, President and Director Nominee (3)	-		0%
Erik Nelson, Corporate Secretary and Director (4)	650,000		5.26%
Bi Zhang (5)	4,750,000		38.5%
Marina S. Fiorino (6)	1,043,600		8.4%

All Directors, Executive Officers and Director Nominees, as a group (3 persons)	5,900,000	(2)	47.76%

(1)	The business address of Yin-Chieh Cheng is Flat B, 6/F, Teda Building, 87 Wing Lok Street Sheung Wan, Hong Kong. Mr. Cheng, our Chairman, also serves as the general manager of GSI in Hong Kong and legal representative of the WOFE and has sole voting and investment power over the shares.
(2)	Does not include up to 5,000,000 Series “A” Warrants exercisable until 2023 at $0.50 which are subject to performance under Mr. Cheng’s Consulting Agreement and vesting at 250,000 per quarter.
(3)	Ms. Cheng’s address is 12772 Bradwell Road, Herndon, VA 20101.
(4)	Mr. Nelson’s address is 2030 Powers Ferry Road SE, Suite 212, Atlanta, GA 30339.
(5)	The business address of Mr. Zhang is Building #5 Feng Du Ban Pang Shan An Zhi Qu Xing Yi City, Gui Zhou Qian Xi Nan, China. Mr. Zhang, general manager of Gui Zhou Wan Feng Hu Intelligent Aquatic Technology Co. Limited, has sole voting and investment power over the shares.
(6)	The address of Ms. Fiorino is Via La Malfa 26, San Marzano Sulsarno, Salerno, 84010 Italy

Item 3.02 Unregistered Sales of Equity Securities

In connection with the Merger, after the Effective Date, we issued an aggregate of 10,000,000 shares of our common stock to the GSI Shareholders. We received in exchange from the GSI Shareholders 100% of the issued and outstanding shares of GSI, which exchange resulted in GSI becoming our wholly-owned subsidiary. We relied on the status of the GSI Shareholders as either accredited investors (as defined under Regulation D under Securities Act of 1933, as amended) under Section 4(a)5 of the Securities Act and as non-US persons (as defined under Regulation S under Securities Act), in connection with an exemption from Securities Act registration.

Item 5.01 Changes in Control of Registrant

Effective December 31, 2018, we have consummated the transactions contemplated by the Agreement, pursuant to which we acquired 1 ordinary share of GSI, representing all of the issued and outstanding shares of GSI, in exchange for the issuance in the aggregate of 10,000,000 shares of our common stock to the shareholders of GSI, representing approximately 81% of our shares of common stock issued and outstanding. Accordingly, the Share Exchange caused a change in control.

Other than the transactions and agreements disclosed in this Form 8-K, we know of no other arrangements which may result in a change in control of the Company.

23

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Effective Date of the Share Exchange, there was a change in our Board of Directors and executive officers. Mr. Erik Nelson, who had served as our sole executive officer and director, resigned as Chief Executive Officer, President and Chief Financial Officer effective immediately, and after appointing Mr. Yin-Chieh Cheng to serve as Chairman of the Board and Chief Financial Officer and Treasurer. Mr. Nelson remains corporate Secretary. He tendered his resignation as a director, with such resignation to be effective on the tenth day after mailing of a Schedule 14f-1 statement to our stockholders (the “Effective Date”). Our Board of Directors then appointed Kuan-Yin Cheng to serve as Chief Executive Officer and President. Also, in connection with the Share Exchange, the Board of Directors appointed Ms. Kuan-Yin Cheng serve as a director, with such appointment to be effective on the Effective Date. Yin-Chieh Cheng will serve as a director on our Board of Directors and shall hold office until the next election of directors by stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal.

 Set forth below is information regarding our current directors, executive officers and director nominees.

Name	Age	Position
Yin-Chieh Cheng	40	Chairman of the Board, Chief Financial Officer and Treasurer
Kuan-Yin Cheng (1)	43	Chief Executive Officer, President and Director Nominee
Erik Nelson (2)	48	Corporate Secretary and Director

(1) Kuan-Yin Cheng is appointed director effective 10 days after mailing Notice to shareholders on Schedule 14(f)-1.

(2) Mr. Erik Nelson resigned as Chief Executive Officer, President and Chief Financial Officer effective immediately. He remains corporate Secretary. He tendered his resignation as a director, with such resignation to be effective on the tenth day after mailing of a Schedule 14f-1 statement to our stockholders.

Yin-Chieh Cheng, Chairman of the Board and Chief Financial Officer and Treasurer

Mr. Cheng has served as the executive officer and director of GSI since the company was formed. Prior to that role, from December 1, 2014 to present, Mr. Yin-Chieh Cheng acted as a director of Shengbo Accounting Firm in Shanghai. Mr. Yin-Chieh Cheng holds a Bachelors Degree in Accounting from George Mason University in Virginia.

Kuan-Yin Cheng, Chief Executive Officer, President and Director Nominee

Ms. Cheng has served as the US Representative and Creative Director of GSI since the company was formed. Prior to that role, from May of 2000 to May 2013, Ms. Cheng acted as Senior Graphic Designer for National Association of Secondary Principals. Ms. Cheng holds a Bachelor of Arts degree in Graphic Design from Corcoran School of Art.

Family Relationships

There are family relationships between our directors or executive officers. Mr. Yin-Chieh Cheng and Ms. Kuan-Yin Cheng are brother and sister, respectively.

 Compensation of Officers

The following table sets forth all cash compensation paid by us, as well as certain other compensation paid or accrued, in 2018, 2017 and 2016 to each of the following named executive officers.

24

Summary Compensation of Named Executive Officers

Name and Principal Position	Fiscal Year	Salary ($)		Total ($)

Erik Nelson	2018	$—		$—
Former CEO, CFO and President, Current Corporate Secretary	2017	$—		$—
	2016	$—		$—

Kuan-Yin Cheng	2018	$—		$—
President and Chief Executive Officer	2017	$—		$—
	2016	$—		$—

Yin-Chieh Cheng	2018	$—	(1)	$—
Chief Financial Officer and Treasurer	2017	$—		$—
	2016	$—		$—

(1)	Does not include warrants which may accrue to Mr. Cheng in the future subject to vesting under his Consulting Agreement.

Employment Agreements

We have entered into a consulting agreement with Mr. Yin-Chieh Cheng. Mr. Cheng will be compensated with 250,000 options vesting every Quarter for a period of 5 years.

Director Compensation

Our directors are reimbursed for expenses incurred by them in connection with attending Board of Directors’ meetings, but they do not receive any other compensation for serving on the Board of Directors.

Director Independence

We do not have any independent directors and our board of directors is in the process of searching for suitable candidates. Our board of directors does not have any committees, as companies whose securities are traded on the OTC Bulletin Board are not required to have board committees. However, at such time in the future that we appoint independent directors on our board we expect to form the appropriate board committees.

Certain Relationships and Related Transactions

Effective December 31, 2018, NOCERA, Inc., (the “Registrant”, the “Company”, “we”, “us”, “our”) completed an Agreement and Plan of Merger (the ”Agreement”), with (ⅰ) Grand Smooth Inc. Limited, a company organized under the laws of Hong Kong, China (“GSI”), (ii) GSI’s shareholders, Yin-Chieh Cheng and Bi Zhang, who together owned shares constituting 100% of the issued and outstanding ordinary shares of GSI (the ”GSI Shares”) and (iii) GSI Acquisition Corp. Under the terms of the Agreement, the GSI Shareholders transferred to us all of the GSI Shares in exchange for the issuance of 10,000,000 shares (the “Shares”) of our common stock (the “Share Exchange”). Yin-Chieh Cheng and Bi Zhang became our majority shareholders and Yin-Chieh Cheng became Chairman, a director and our Chief Financial Officer.

Yin-Chieh Cheng has entered into a 5-year Consulting Agreement providing for vesting of 250,000 options to purchase shares each quarter at $0.50. Please see Consulting Agreement attached hereto as Exhibit 10.3.

25

Item 5.06 Change in Shell Company Status

As described in Item 2.01 of this Form 8-K, effective December 31, 2018, we entered into the Agreement and Plan of Merger and consummated the Agreement, pursuant to which we acquired all of the issued and outstanding ordinary shares of GSI in exchange for the issuance of the shares to the shareholders of GSI.

As a result of the transaction, GSI became our wholly-owned operating subsidiary and, upon the issuance of the shares, the former shareholders of GSI owned in the aggregate, approximately 81% of all of our issued and outstanding common stock. We currently have a total of 12,349,200 issued and outstanding shares of common stock.

As the result of the consummation of the Agreement, we would not be considered a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Audited Financial Statements of Grand Smooth Inc. Limited as of and for the year ended December 31, 2017 and 2016 (audited), and nine months period ended September 30, 2018 (unaudited), and the notes related thereto

(b) Pro-forma financial Information

Unaudited pro-forma financial statements of NOCERA, Inc. and the notes related thereto

(d) Exhibits

Exhibit No.	Description

2.1	Amended Agreement and Plan of Merger, dated December 27, 2018, and effective as of December 31, 2018, by and among NOCERA, Inc., Grand Smooth Inc. Limited and GSI Acquisition Corp.

3.1	Certificate of Incorporation of NOCERA, Inc., as amended.*

3.2	Bylaws of NOCERA, Inc.*

3.3	Articles of Incorporation of GSI Acquisition Corp., a Colorado Corporation

3.4	Articles of Grand Smooth, Inc. Limited, a Hong Kong, China Corporation

3.5	Statement of Merger – GSI Acquisition Corp. and Grand Smooth, Inc. Limited

10.1	Share Exchange Agreement

10.2	2018 Nocera, Inc. Stock Option and Award Incentive Plan

10.3	Yin-Chieh Cheng Consulting Agreement **

23.1	Consent of Marcum Bernstein & Pinchuk LLP

 * Incorporated herein by reference from the exhibits included in the Company’s Registration Statement on Form 10-12g dated October 19, 2018.

**Incorporated herein by reference as Exhibit “B” to Exhibit 2.1 included in this Form 8K12g-3 filing dated January 31, 2019.

26

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Kuan-Yin Cheng
Name:	Kuan-Yin Cheng
Title:	President & Chief Executive Officer

Dated:	January 31, 2019
27

EXHIBIT INDEX

Copies of the following documents are included as exhibits to this Form 8-K12g3:

Exhibit No.	Description

2.1	Amended Agreement and Plan of Merger, dated December 27, 2018, and effective as of December 31, 2018, by and among NOCERA, Inc., Grand Smooth Inc. Limited and GSI Acquisition Corp.

3.1	Certificate of Incorporation of NOCERA, Inc., as amended.*

3.2	Bylaws of NOCERA, Inc.*

3.3	Articles of Incorporation of GSI Acquisition Corp., a Colorado Corporation

3.4	Articles of Grand Smooth, Inc. Limited, a Hong Kong, China Corporation

3.5	Statement of Merger – GSI Acquisition Corp. and Grand Smooth, Inc. Limited

10.1	Share Exchange Agreement

10.2	2018 Nocera, Inc. Stock Option and Award Incentive Plan

10.3	Yin-Chieh Cheng Consulting Agreement **

23.1	Consent of Marcum Bernstein & Pinchuk LLP

* Incorporated herein by reference from the exhibits included in the Company’s Registration Statement on Form 10-12g dated October 19, 2018.

**Incorporated herein by reference as Exhibit “B” to Exhibit 2.1 included in this Form 8K12g-3 filing dated January 31, 2019.

28

GRAND SMOOTH INC. LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Interim Condensed Consolidated Financial Statements
Unaudited Condensed Consolidated Balance Sheets as of nine-month period ended September 30, 2018 and 2017	F-15

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss for the nine-month period ended September 30, 2018 and 2017	F-16

Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Equity for the nine-month period ended September 30, 2018 and 2017	F-17

Unaudited Condensed Consolidated Statements of Cash Flows for the nine-month period ended September 30, 2018 and 2017	F-18

Notes to Unaudited Condensed Consolidated Financial Statements for the nine-month period ended September 30, 2018 and 2017	F-19
F-1

MARCUMBP
ACCOUNTANTS ▲ ADVISORS
麦楷博平

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
Grand Smooth Inc. Limited.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Grand Smooth Inc. Limited. (the "Company") as of December 31, 2017 and 2016, the related consolidated statements of operations and comprehensive loss, stockholders' equity and cash flows for each of the 2 years in the period ended December 31, 2017 and 2016, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the 2 years in the period ended December 31, 2017 and 2016, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, negative cash flows from operating activities and has an accumulated deficit, that raise substantial doubt about its ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans to mitigate these matters are also described in Note 2. Our opinion is not modified with respect to this matter.

We have served as the Company's auditor since 2018.

Marcum Bernstein & Pinchuk LLP

Marcum Bernstein & Pinchuk LLP
New York, New York
January 31, 2019

F-2

  GRAND SMOOTH lNC. LIMITED

CONSOLIDATED BALANCE SHEETS

(Amounts in US$, except shares)

	December 31, 2017	December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$1,432	$—
Advance to supplier	107,562	—
Total assets	$108,994	$—

LIABILITIES AND STOCKHOLDERS' DEFICIT
Liabilities	—	—
Current liabilities	—	—
Other payables and accrued liabilities	92	—
Due to shareholders	113,128	3,000
Total liabilities	113,220	3,000

Commitments and contingencies	—	—

Stockholders' deficit
Common stock ($0.1 par value; Authorized 1 shares at December 31, 2017 and 2016, respectively)	—	—
Accumulated deficit	(4,175)	(3,000)
Accumulated other comprehensive income (loss)	(8)	—
Total Grand Smooth Inc.’s stockholders’ deficit	(4,183)	(3,000)
Non-controlling interest	(43)	—
Total stockholders' deficit	(4,226)	—

Total liabilities and stockholders' deficit	$108,994	$—

See notes to the consolidated financial statements.

F-3

GRAND SMOOTH INC LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Amounts in US$, except shares)

	For the years ended December 31
	2017	2016
Revenue	$—	$—

Operating Expenses
General and administrative expenses	(1,218)	(1,000)

Net loss	$(1,218)	$(1,000)
Less: Net loss attributable to non-controlling interests	(43)	—

Net loss attributable to Grand Smooth Inc. Limited	$(1,175)	$(1,000)

Net loss	$(1,218)	$(1,000)

Other comprehensive income
Foreign currency translation adjustment	(8)	—
Total comprehensive loss	$(1,226)	$(1,000)

Loss per share
Basic	$(1,218)	$(1,000)
Diluted	$(1,218)	$(1,000)

Weighted average number of common shares outstanding
Basic	1	1
Diluted	1	1

See notes to the consolidated financial statements.

F-4

GRAND SMOOTH INC. LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(Amounts in US$, except shares)

					Accumu-
					lated
					Other
					Compre- hensive	Total
	Ordinary Shares		Non-controlling	Accumulated	Income	Stockholders
	Shares *	Amount	Interest	Deficit	Loss	Deficit

Balance, January 1, 2016	1	$—	$—	$(2,000)	$—	$(2,000)
Net loss		—	—	(1,000)	—	(1,000)
Balance, December 31, 2016	1	$—	$—	$(3,000)	$—	$(3,000)
Net loss attribute to non-controlling interest	—	—	(43)	—	—	(43)
Net loss	—	—	—	(1,175)	—	(1,175)
Foreign currency translation adjustment	—	—	—	—	(8)	(8)
Balance, December 31, 2017	1	$—	$(43)	$(4,175)	$(8)	$(4,226)

See notes to the consolidated financial statements

F-5

GRAND SMOOTH INC LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in US$)

	For the year ended December 31
	2017	2016
Cash flows from operating activities
Net loss	$(1,218)	$(1,000)
Changes in operating assets and liabilities:
Advance to supplier	(103,867)	—
Other payables and accrued liabilities	89	—
Net cash used in operating activities	(104,996)	(1,000)

Cash flows from investing activities	$—	$—

Cash flows from financing activities
Proceeds from shareholders	106,379	1,000
Net Cash provided by financing activities	106,379	1,000

Effect of exchange rate fluctuation on cash and cash equivalents	49	—

Net increase in cash and cash equivalents	1,432	—
Cash and cash equivalents at beginning of period	—	—
Cash and cash equivalents at end of period	$1,432	$—

Supplement disclosure of cash flow information:
Interest expense paid	$—	$—
Income taxes paid	$—	$—

See notes to the consolidated financial statements.

F-6

GRAND SMOOTH INC LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1	ORGANIZATION

Grand Smooth Inc. Limited (the “Company”), through its subsidiary and variable interest entity (“VIE”), is a producer of fish farming containers, which integrates sales, installments and maintenance of aquaculture equipment, provided in the People’s Republic of China (“PRC” or “China”).

Grand Smooth Inc. Limited is a limited company established under the laws and regulations of Hong Kong on August 1, 2014.

Gui Zhou Wan Feng Hu Intelligent Aquatic Technology Co. Limited (“GZ WFH” or “VIE”) was incorporated in PRC on October 25, 2017, and is engaged in providing fish farming containers service, which integrates sales, installments and maintenance of aquaculture equipment. The registered capital of GZ WFH is RMB$ 5,000,000 (equal to USD $733,138).

On November 13, 2018, the Company incorporated Gui Zhou Grand Smooth Technology Ltd. (“GZ GST” or “WFOE”) in PRC. And the registered capital of GZ GST is USD $15,000.

Reorganization

In anticipation of a reverse merger, the Company undertook a reorganization and became the ultimate holding company of WFOE and GZ WFH, which were all controlled by the same shareholders before and after the Reorganization. Details of the subsidiaries and VIE of the Company are set out below:

Name	Date of Incorporation	Place of incorporation	Percentage of effective ownership	Principal Activities
Wholly owned subsidiary
Gui Zhou Grand Smooth Technology Ltd. (“GZ GST” or “WFOE”)	November 13, 2018	PRC	100%	WFOE
Variable Interest Entity (“VIE”)
Gui Zhou Wan Feng Hu Intelligent Aquatic Technology Co. Limited (“GZ WFH”)	October 25, 2017	PRC	VIE	Provide fish farming containers service, which integrates sales, installments and maintenance of aquaculture equipment

Effective on December 31, 2018, shareholders of GZ WFH and WFOE entered into a series of contractual agreements ("VIE Agreements" which are described below). As a result, the Company, through WFOE, has been determined to be the primary beneficiary of GZ WFH and GZ WFH became VIE of the Company. Accordingly, the Company consolidates GZ WFH's operations, assets and liabilities.

Immediately before and after reorganization completed on December 31, 2018 as describe above, the Company together with WFOE and its VIE were effectively controlled by the same shareholders; therefore, the reorganization was accounted for as a recapitalization. The accompanying consolidated financial statements have been prepared as if the current corporate structure has been in existence throughout the periods presented. The consolidation of the Company and its subsidiary and VIE has been accounted for at historical cost as of the beginning of the first period presented in the accompanying financial statements.

The VIE Agreements

The VIE structure was adopted mainly because the China operating company may in the future engage in business that may require special licenses in China and which can be an industry that prohibits foreign investment. WFOE has entered into the following contractual arrangements with shareholder of GZ WFH, that enable the Company to (1) have power to direct the activities that most significantly affects the economic performance of GZ WFH, and (2) receive the economic benefits of GZ WFH that could be significant to GZ WFH. The Company is fully and exclusively responsible for the management of GZ WFH, assumes all of risk of losses of GZ WFH and has the exclusive right to exercise all voting rights of GZ WFH’s shareholder. Therefore, in accordance with ASC 810 "Consolidation", the Company is considered the primary beneficiary of GZ WFH and has consolidated GZ WFH’s assets, liabilities, results of operations, and cash flows in the accompanying consolidated financial statements.

(1) Voting Rights Proxy Agreement & Power of Attorney. Mr. Zhang Bi, (Existing Shareholder) hereby irrevocably undertake that he authorize the WFOE or the individual then designated by the WFOE (“Attorney”) to exercise, on his behalf, the following rights available to them in their capacity as a shareholder of the GZ WFH under the then effective articles of association of the GZ WFH (collectively, “Powers”): (a) to propose the convening of, and attend, shareholders’ meetings in accordance with the articles of association of the GZ WFH on behalf of the

F-7

Existing Shareholder; (b) to exercise voting rights on behalf of the Existing Shareholder on all matters required to be deliberated and resolved by the shareholders’ meeting, including without limitation the appointment and election of the directors and other executives to be appointed and removed by the shareholders, of the GZ WFH the sale or transfer of all or part of the equity held by shareholders in the GZ WFH; (c) to exercise other shareholders’ voting rights under the articles of association of the GZ WFH (including any other shareholders’ voting rights stipulated upon an amendment to such articles of association); (d) other voting rights that shareholders shall enjoy under the PRC laws, as amended, revised, supplemented and re-enacted, no matter whether they take effect before or after the conclusion of this Agreement. The Existing Shareholders shall not revoke the authorization and entrustment accorded to the Attorney other than in the case where the WFOE gives the Existing Shareholders a written notice requesting the replacement of the Attorney, in which event the Existing Shareholders shall immediately appoint such other person as then designated by the WFOE to exercise the foregoing Powers and such new authorization and entrustment shall supersede, immediately upon its grant, the original authorization and entrustment.

(2) Exclusive Business Cooperation Agreement. The WFOE agrees to provide technical consulting and services including management consulting services, general and financial advisory service and various general and administrative service, for the specific content thereof (hereinafter referred to as the “Target Business”) to the GZ WFH as the technical consulting and service provider of the GZ WFH in accordance with the conditions set forth herein during the term of this Agreement. GZ WFH agrees to accept the technical consulting and services provided by the WFOE. GZ WFH further agrees that, without prior written consent of the WFOE, during the term of this Agreement, it shall not accept any technical consulting and services identical or similar to Target Business that are provided by any third party.

(3) Equity Pledge Agreement. Under the Equity Interest Pledge Agreement between the WOFE and Mr. Zhang Bi, the shareholder of GZ WFH, shareholder pledged all of his equity interests in GZ WFH to WFOE to guarantee the performance of GZ WFH’s obligations under the Exclusive Business Cooperation Agreement. Under the terms of the agreement, in the event that GZ WFH or shareholders breach their respective contractual obligations under the Exclusive Business Cooperation Agreement, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. Zhang Bi also agreed that upon occurrence of any event of default, as set forth in the Equity Interest Pledge Agreement, WFOE is entitled to claim indemnity.

(4) Exclusive Call Option Agreement. GZ WFH and its shareholder, Mr. Zhang Bi, have entered into an Exclusive Call Option Agreement with WFOE. Under the Exclusive Call Option Agreement, the GZ WFH shareholder irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, part or all of their equity interests in GZ WFH. According to the Exclusive Call Option Agreement, the purchase price shall be the minimum price permitted by applicable PRC Law at the time when such share transfer occurs.

Risks in relation to the VIE structure

The Company believes that the contractual arrangements with its VIE and their respective shareholder are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce the contractual arrangements. If the legal structure and contractual arrangements were found to be in violation of PRC laws and regulations, the PRC government could:

•	revoke the business and operating licenses of the Company’s PRC subsidiary and VIE;

•	discontinue or restrict the operations of any related-party transactions between the Company’s PRC subsidiary and VIE;

•	limit the Company’s business expansion in China by way of entering into contractual arrangements;

•	impose fines or other requirements with which the Company’s PRC subsidiary and VIE may not be able to comply;

•	require the Company or the Company’s PRC subsidiary and VIE to restructure the relevant ownership structure or operations; or

•	restrict or prohibit the Company’s use of the proceeds of the additional public offering to finance the Company’s business and operations in China.

The Company’s ability to conduct its private equity investment management business may be negatively affected if the PRC government were to carry out of any of the aforementioned actions. As a result, the Company may not be able to consolidate its VIE in its consolidated financial statements as it may lose the ability to exert effective control over the VIE and their respective shareholders and it may lose the ability to receive economic benefits from the VIE. The Company, however, does not believe such actions would result in the liquidation or dissolution of the Company, its PRC subsidiary and VIE.

The interests of the shareholders of VIE may diverge from that of the Company and that may potentially increase the risk that they would seek to act contrary to the contractual terms. The Company cannot assure that when conflicts of interest arise, shareholders of VIE will act in the best interests of the Company or that conflicts of interests will be resolved in the Company’s favor. Currently, the Company does not have existing arrangements to address potential conflicts of interest the shareholders of VIE may encounter in its capacity as beneficial owners and directors of VIE, on the one hand, and as beneficial owners and directors of the Company, on the other hand. The Company believes the shareholders of VIE will not act contrary to any of the contractual arrangements and the exclusive option agreements provide the Company with a mechanism to remove the current shareholders of VIE should they act to the detriment of the Company. The Company relies on certain current

F-8

shareholders of VIE to fulfill their fiduciary duties and abide by laws of the PRC and act in the best interest of the Company. If the Company cannot resolve any conflicts of interest or disputes between the Company and the shareholders of VIE, the Company would have to rely on legal proceedings, which could result in disruption of its business, and there is substantial uncertainty as to the outcome of any such legal proceedings.

Total assets and liabilities presented on the Company’s consolidated balance sheets and expense, net loss presented on Consolidated Statement of Operations and Comprehensive Loss as well as the cash flow from operating and financing activities presented on the Consolidated Statement of Cash Flows are substantially the financial position, operation and cash flow of the Company’s VIE GZ WFH. The following financial statements amounts and balances of the VIE were included in the accompanying consolidated financial statements as of December 31, 2017 and for the year ended December 31, 2017. Since VIE hasn’t established in 2016, thus no financial data for 2016.

December 31, 2017
Cash and cash equivalent	$1,432
Total assets	$108,994
Total liabilities	$109,220

For the year ended December 31, 2017
Revenue	$—
Net loss	$(218)
Net cash used in operating activities	$(218)
Net cash provided by investing activities	$—
Net cash provided by financing activities	$105,379

Note 2 GOING CONCERN

The Company has suffered recurring losses from operations and operating cash outflows. The Company has incurred a net loss of $1,218 and had operating cash outflow of $104,996 during the year ended December 31, 2017. As of December 31, 2017 the Company had accumulated deficit of $4,175. Working capital deficit (current liabilities less current assets) increased from $3,000 at December 31, 2016 to $4,226 at December 31, 2017.

These factors disclosed in these financial statements raise substantial doubt as to the Company’s ability to continue as a going concern. Management believes that it has developed a liquidity plan, as summarized below, that, if executed successfully, would enable to meet presently anticipated cash needs for at least the next 12 months after the date that the financial statements are issued and it has prepared the consolidated financial statements on a going concern basis.

a)	The Company started its business operation in 2018 and is continuing to focus on its business development and ultimately to attain profitable operations. It received sales orders amounting to approximately $5.9 million, and it delivered the goods to customers continuously after September 30, 2018.
b)	The Company will enhance operation efficiency to be cost-effective.

However, the Company continues to have ongoing obligations and it expects that it will require additional capital in order to execute its longer-term business plan. If the Company encounters unforeseen circumstances that place constraints on its capital resources, management will be required to take various measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing the Company’s business development activities, suspending the pursuit of its business plan, controlling overhead expenses and seeking to further dispose of non-core assets. Management cannot provide any assurance that we will raise additional capital if needed.

Note 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICY

Basic of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

The consolidated financial statements included the financial statements of all subsidiary and VIE of the Company. All transactions and balances between the Company and its subsidiary and VIE have been eliminated upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates.

F-9

Fair Value Measurement

The Company applies ASC Topic 820, Fair Value Measurements and Disclosures which defines fair value, establishes a framework for measuring fair value and expands financial statement disclosure requirements for fair value measurements.

ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability.

ASC Topic 820 specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value. Unobservable inputs are valuation technique inputs that reflect the Company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Management of the Company is responsible for determining the assets acquired, liabilities assumed and intangibles identified as of the acquisition date and considered a number of factors including valuations from independent appraiser.

When available, the Company uses quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, the Company measures fair value using valuation techniques that use, when possible, current market-based or independently sourced market parameters, such as interest rates and currency rates.

As of December 31, 2017 and 2016, there are no assets or liabilities that are measured and reported at fair value on a recurring basis.

Cash and Cash Equivalents

Cash and cash equivalents include all cash on hand and cash in bank with no restrictions. The balance of cash and cash equivalent as of December 31, 2017 and 2016 were $1,432 and nil, respectively.

Advance to Supplier

Advance to supplier represents the advanced amount due to the material suppliers. Management reviews its receivable balance each reporting period to determine if an allowance for doubtful accounts is required. An allowance for doubtful account is recorded in the period in which loss is determined to be probable based on assessment of specific evidence indicating doubtful collection, historical experience, account balance aging and prevailing economic conditions. Bad debts are written off against the allowance after all collection efforts have ceased.

Advance to supplier were $107,562 and $ nil as of December 31, 2017 and 2016, respectively. Based on management’s assessment, no allowance was deemed necessary as of December 31, 2017 and 2016.

Revenue Recognition

The Company has early adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606) and all subsequent ASUs that modified ASC 606 on January 1, 2017 and has elected to apply it retrospectively for the year ended December 31, 2016.

The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, the Company applies the following steps:

•	Step 1: Identify the contract (s) with a customer

•	Step 2: Identify the performance obligations in the contract

•	Step 3: Determine the transaction price

•	Step 4: Allocate the transaction prince to the performance obligation in the contract

•	Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

F-10

The Company considered revenue is recognized when (or as) the Company satisfies performance obligations by transferring a promised goods and provide maintenance service to a customer. Revenue is measured at the transaction price which is based on the amount of consideration that the Company expects to receive in exchange for transferring the promised goods and providing maintenance service to the customer. Contracts with customers are comprised of customer purchase orders, invoices and written contracts.

The Company does not have arrangements for returns from customers and does not have any future obligations directly or indirectly related to services resale by customers. The Company has no sales incentive programs.

Since the operation of the Company was started from March 2018, there is no revenue recognized for the year ended December 31 2017 and 2016.

Cost of Sales

Cost of sales consists primarily of material costs, labor costs, depreciation and related expenses, which are directly attributable to the production of product. Write-down of inventories to lower of cost or net realizable value is also recorded in cost of sales.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Uncertain Tax Positions

The Company accounts for uncertainty in income taxes using a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. Interest and penalties related to uncertain tax positions are recognized and recorded as necessary in the provision for income taxes. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than RMB 100,000. In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. There were no uncertain tax positions as of December 31, 2017 and 2016 and the Company does not believe that its unrecognized tax benefits will change over the next twelve months.

Comprehensive Loss

Comprehensive loss is comprised of the Company’s net loss and other comprehensive income or loss. The component of other comprehensive income or loss is consisted solely of foreign currency translation adjustments, net of the income tax effect.

Foreign Currency Translation and Transactions

The Company’s reporting currency is the U.S. dollar (“US$”). The functional currency of the Company’s subsidiary and the consolidated VIE is RMB. In the consolidated financial statements, the financial information of the Company’s subsidiary and the consolidated BIE has been translated into US$. Assets and liabilities are translated at the exchange rates on the balance sheet date, equity amounts are translated at historical exchange rates, except for changes in accumulated deficit during the year which is the result of income statement translation process, and revenue, expense, gains of losses are translated using the average exchange rate during the year. Translation adjustments are reported as foreign currency translation adjustments and are shown as a separate component of other comprehensive income or loss in the consolidated statements of changes in equity and comprehensive income (loss). The exchange rates as of December 31, 2017 and 2016 are 6.5079 and 6.9498, respectively. The annual average exchange rates for the year ended December 31, 2017 and 2016 are 6.7394 and 6.6541, respectively..

Loss per Share

Basic loss per share are computed by dividing net income attributable to holders of common shares by the weighted average number of common shares outstanding during the year. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares. There is no dilutive effect.

Recent Accounting Developments

In August 2016, the FASB issued ASU No. 2016 15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to provide guidance on the presentation and classification of certain cash receipts and cash payments on the statement of cash flows.

F-11

The guidance specifically addresses cash flow issues with the objective of reducing the diversity in practice. The guidance will be effective for the Company in fiscal year 2018, but early adoption is permitted. The Company is currently evaluating the impact of this new standard on its consolidated financial statements and related disclosures.

Other accounting pronouncements that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

Note 4 TAXATION

The Company and its subsidiary, and the consolidated VIE file tax returns separately.

1) Value added tax (“VAT”)

Pursuant to the Provisional Regulation of the PRC on VAT and the related implementing rules, WOFE and the consolidated VIE services are subject to 3% because they are small-scale taxpayer of VAT.

2) Income tax

Hong Kong

Under the current laws of Hong Kong, the Company is subject to a corporate income tax rate of 16.5%.

PRC

WFOE and the consolidated VIE established in the PRC are subject to the PRC statutory income tax rate of 25%, according to the PRC Enterprise Income Tax (“EIT”) law.

The components of the income tax provision are:

For the year ended December 31,
	2017	2016
Current	$—	$—
Deferred	—	—
Total income tax provision	$—	$—

The reconciliation of income taxes expenses computed at the PRC statutory tax rate applicable to income tax expense is as follows:

	For the year ended December 31,
	2017	2016
PRC income tax statutory rate	25.00%	25.00%
Impact of different tax rates in other jurisdictions	(6.99%)	(8.50%)
Changes in valuation allowance	(18.01%)	(16.50%)
Effective tax rate	$—	$—

3) Deferred tax assets, net

The tax effects of temporary differences representing deferred income tax assets result principally from the following:

	December 31, 2017	December 31, 2016
Deferred tax assets
Tax loss carried forward	$716	$495
Total deferred tax assets, gross	716	495
Valuation allowance	(716)	(495)
Total deferred tax assets, net	—	—

As of December 31, 2017 and 2016, the Company had no operating loss carry-forwards.

Valuation allowance was provided against deferred tax assets in entities where it was determined, it was more likely than not that the benefits of the deferred tax assets will not be realized. The Company had deferred tax assets which generated from tax loss carry-forwards, which can be carried forward to offset future taxable income. The management determines it is more likely than not that part of deferred tax assets could not be utilized, so allowance was provided as of December 31, 2017 and 2016.

F-12

PRC Withholding Tax on Dividends

The current PRC Enterprise Income Tax Law imposes a 10% withholding income tax for dividends distributed by foreign invested enterprises to their immediate holding companies outside the PRC. A lower withholding tax rate will be applied if there is a tax treaty arrangement between the PRC and the jurisdiction of the foreign holding company. Distributions to holding companies in Hong Kong that satisfy certain requirements specified by PRC tax authorities, for example, will be subject to a 5% withholding tax rate.

As of December 31, 2017 and 2016, the Company had not recorded any withholding tax on the retained earnings of its foreign invested enterprises in the PRC, since the Company intends to reinvest its earnings to further expand its business in mainland China, and its foreign invested enterprises do not intend to declare dividends to their immediate foreign holding companies.

Note 5 RELATED PARTIES BALANCES AND TRANSACTIONS

Due to shareholders

The balance due to shareholders was as following:

	December 31, 2017	December 31, 2016
Mr. Zhang Bi (1)	$109,127	$—
Mr. Cheng Yin-Chieh (2)	4,000	3,000
Total	$113,127	$3,000

Note:

(1)	Mr. Zhang Bi is the chief executive officer of GZ WFH, and he holds 50% equity interest of GSI, the balance represented the advanced payment on behalf of the Company for material purchase.

(2)	Mr. Cheng Yin-Chieh holds 50% equity interest of GSI, the balance represented the advanced payment on behalf of the Company for operation purpose.

Related party transactions

The details of the related party transactions were as follows:

	For the year ended December 31,
	2017	2016
Mr. Zhang Bi (1)	$105,379	$-
Mr. Cheng Yin-Chieh (1)	1,000	1,000

Note:

(1)	The transactions represent the amount paid by Mr. Zhang Bi and Mr. Cheng Yin-Chieh on behalf of the Company for its daily operation.

Note 6 NON-CONTROLLING INTEREST

As of December 31, 2017, the Company recognized a non-controlling interest in the consolidated statements of operations and other comprehensive income (loss) to reflect the 19.7% economic interest in GZ WFH or VIE, that is attributable to the shareholders other than the Company. As of December 31, 2017, non-controlling interest related to the 19.7% equity interest in GZ WFH in the consolidated balance sheet was $43.

For the years ended December 31, 2017 and 2016, non-controlling interest related to GZ WFH in the consolidated statements of operations was loss of $43 and nil, respectively.

Note 7 COMMITMENTS & CONTINGENCIES

Operating leases commitments

There are no non-cancelable operating lease agreements as of December 31, 2017 and 2016.

F-13

Capital commitments

As of December 31, 2017 and 2016, the Company’s capital commitments contracted but not yet reflected in the consolidated financial statements were both $nil.

Contingencies

In the ordinary course of business, the Company may be subject to legal proceeding regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable and the amount of the loss is reasonably estimable.

Note 8 SUBSEQUENT EVENT

The Company entered into an Agreement and Plan of Merger (“the Agreement”), which was amended with minor corrections, with (ⅰ) NOCERA, Inc., (“NOCERA”), (ii) the Company’s shareholders, Cheng Yin-Chieh and Zhangbi, (iii) GSI Acquisition Corp., a newly-formed wholly-owned subsidiary of NOCERA. Under the terms of the Agreement, our shareholders transferred all of the GSI Shares to Nocera in exchange for the issuance of 10,000,000 shares (the “Shares”) of Nocera’s common stock (the”Share Exchange”) with an effective date on December 31, 2018. As a result of the Share Exchange, NOCERA has 12,349,200 shares of common stock issued and outstanding following the Share Exchange. All administrative requirements of the Agreement, as amended, have been completed as of January 20, 2019.

As a result of the closing, the Company became a wholly-owned subsidiary of NOCERA. The share exchange transaction with the Company was treated as a reverse acquisition, with the Company as accounting acquirer and NOCERA, as the acquired party.

The Company has evaluated subsequent events through the issuance of the consolidated financial statements and no other subsequent event is identified that would have required adjustment or disclosure in the consolidated financial statements.

F-14

GRAND SMOOTH lNC. LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in US$, except shares)

	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$26,830	$1,432
Inventory	1,823,550	—
Advance to supplier	1,624	107,562
Prepaid expenses and other assets	636,881	—
Total current assets	2,488,885	108,994

Property and equipment, net	61,914	—
Deferred tax assets, net	27,681	—
Total assets	$2,578,480	$108,994

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Current liabilities
Accounts payable	248,865	—
Advance from customers	1,598,017	—
Other payables and accrued liabilities	38,043	92
Due to shareholders	643,333	113,128
Total liabilities	2,528,258	113,220

Commitments and contingencies	—	—

Stockholders' equity
Common stock ($0.1 par value; Authorized 1 shares at September 30, 2018 and December 31, 2017, respectively)	—	—
Additional paid in capital	145,941	—
Accumulated deficit	(94,898)	(4,175)
Accumulated other comprehensive income (loss)	3,912	(8)
Total Grand Smooth Inc.’s stockholders’ equity	54,955	(4,183)
Non-controlling interest	(4,733)	(43)
Total stockholders' equity	50,222	(4,226)

Total liabilities and stockholders' equity	$2,578,480	$108,994

See notes to the unaudited condensed consolidated financial statements.

F-15

GRAND SMOOTH INC LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Amounts in US$, except shares)

	For the nine months ended September 30
	2018	2017
Revenue	$—	$—

Operating expenses
General and administrative expenses	$(124,628)	$(1,000)
Total operating expenses	(124,628)	(1,000)

Income tax benefit	29,183	—

Net loss	(95,445)	(1,000)
Less: Net loss attributable to non-controlling interests	(4,722)	—

Net loss attributable to Grand Smooth Inc. Limited	(90,723)	(1,000)

Net loss	(95,445)	(1,000)

Other comprehensive income
Foreign currency translation adjustment	3,920	—
Total comprehensive loss	$(91,525)	$(1,000)

Loss per share
Basic	$(95,445)	$(1,000)
Diluted	(95,445)	(1,000)

Weighted average number of common shares outstanding
Basic	1	1
Diluted	1	1

See notes to the unaudited condensed consolidated financial statements.

F-16

GRAND SMOOTH INC LIMITED

UNAUDITED (except December 31, 2017 balances) CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Amounts in US$, except shares)

						Accumu-
						lated
						Other
				Additional		Compre- hensive	Total
	Ordinary Shares		Non-controlling	Paid	Accumulated	Income	Stockholders’
	Shares *	Amount	Interest	In capital	Deficit	Loss	Equity

Balance as of December 31, 2017	1	$—	$(43)		$(4,175)	$(8)	$(4,226)
Net loss attribute to non-controlling interest	—	—	(4,722)	—	—	—	(4,722)
Capital contribution	—	—	—	145,973	—	—	145,973
Purchase of non-controlling interest	—	—	32	(32)	—	—	-
Net loss	—	—	—	—	(90,723)	—	(90,723)
Foreign currency translation adjustment	—	—	—	—	—	3,920	3,920
Balance as of September 30, 2018	1	$—	$(4,733)	$145,941	$(94,898)	$3,912	$50,222

See notes to the unaudited condensed consolidated financial statements

F-17

GRAND SMOOTH INC LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in US$)

	For nine months ended September 30
	2018	2017
Cash flows from operating activities
Net loss	$(95,445)	$(1,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expenses	6,064	—
Deferred income tax, net	(29,183)	—
Changes in operating assets and liabilities
Prepaid expense and other assets	(671,448)	—
Inventory	(1,568,419)	—
Advance to supplier	109,117	—
Advance from customer	1,684,750	—
Other payables and accrued liabilities	40,014	—
Net cash used in operating activities	(524,550)	(1,000)

Cash flow from investing activities
Purchase of property and equipment	(71,339)	—
Net cash used in investing activities	(71,339)	—

Cash flows from financing activities
Capital contribution of shareholders	145,973	—
Repayment to shareholder	(112,414)
Proceeds from shareholders	552,295	1,000
Net Cash provided by financing activities	585,854	1,000

Effect of exchange rate fluctuation on cash and cash equivalents	35,433	—

Net increase in cash and cash equivalents	25,398	—
Cash and cash equivalents at beginning of period	1,432	—
Cash and cash equivalents at end of period	$26,830	$—

Supplement disclosure of cash flow information:
Interest expense paid	$—	$—
Income taxes paid	$—	$—

Supplement disclosure of non-cash operating activities:
Purchase of inventory by accounts payable	$262,371	$—
Purchase of non-controlling interest by payable	$0.2	$—

See notes to the unaudited condensed consolidated financial statements.

F-18

GRAND SMOOTH INC LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1	ORGANIZATION

Grand Smooth Inc. Limited (the “Company”), through its subsidiary and variable interest entity (“VIE”), is a producer of fish farming containers, which integrates sales, installments and maintenance of aquaculture equipment, in the People’s Republic of China (“PRC” or “China”).

Grand Smooth Inc. Limited is a limited company established under the laws and regulations of Hong Kong on August 1, 2014.

Gui Zhou Wan Feng Hu Intelligent Aquatic Technology Co. Limited (“GZ WFH” or “VIE”) was incorporated in PRC on October 25, 2017, and is engaged in providing fish farming containers service, which integrates sales, installments and maintenance of aquaculture equipment. The registered capital of GZ WFH is RMB$ 5,000,000 (equal to USD $733,138).

On November 13, 2018, the Company incorporated Gui Zhou Grand Smooth Technology Ltd. (“GZ GST” or “WFOE”) in PRC. And the registered capital of GZ GST is USD $15,000.

Reorganization

In anticipation of a reverse merger, the Company undertook a reorganization and became the ultimate holding company of WFOE and GZ WFH, which were all controlled by the same shareholders before and after the Reorganization. Details of the subsidiaries and VIE of the Company are set out below:

Name	Date of Incorporation	Place of incorporation	Percentage of effective ownership	Principal Activities
Wholly owned subsidiary
Gui Zhou Grand Smooth Technology Ltd. (“GZ GST” or “WFOE”)	November 13, 2018	PRC	100%	WFOE
Variable Interest Entity (“VIE”)
Gui Zhou Wan Feng Hu Intelligent Aquatic Technology Co. Limited (“GZ WFH”)	October 25, 2017	PRC	VIE	Provide fish farming containers service, which integrates sales, installments and maintenance of aquaculture equipment

Effective on December 31, 2018, shareholders of GZ WFH and WFOE entered into a series of contractual agreements ("VIE Agreements" which are described below). As a result, the Company, through WFOE, has been determined to be the primary beneficiary of GZ WFH and GZ WFH became VIE of the Company. Accordingly, the Company consolidates GZ WFH's operations, assets and liabilities.

Immediatelybefore and after reorganization on December 31, 2018 as describe above, the Company together with WFOE and its VIE were effectively controlled by the same shareholders; therefore, the reorganization was accounted for as a recapitalization. The accompanying consolidated financial statements have been prepared as if the current corporate structure has been in existence throughout the periods presented. The consolidation of the Company and its subsidiary and VIE has been accounted for at historical cost as of the beginning of the first period presented in the accompanying financial statements.

The VIE Agreements

The VIE structure was adopted mainly because the China operating company may in the future engage in business that may require special licenses in China and which can be an industry that prohibits foreign investment. WFOE has entered into the following contractual arrangements with shareholders of GZ WFH, that enable the Company to (1) have power to direct the activities that most significantly affects the economic performance of GZ WFH, and (2) receive the economic benefits of GZ WFH that could be significant to GZ WFH. The Company is fully and exclusively responsible for the management of GZ WFH, assumes all of risk of losses of GZ WFH and has the exclusive right to exercise all voting rights of GZ WFH’s shareholder. Therefore, in accordance with ASC 810 "Consolidation", the Company is considered the primary beneficiary of GZ WFH and has consolidated GZ WFH’s assets, liabilities, results of operations, and cash flows in the accompanying consolidated financial statements.

(1) Voting Rights Proxy Agreement & Power of Attorney. Mr. Zhang Bi (“Existing Shareholder”) hereby irrevocably undertake that he authorize the WFOE or the individual then designated by the WFOE (“Attorney”) to exercise, on his behalf, the following rights available to them in their capacity as a shareholder of the GZ WFH under the then effective articles of association of the GZ WFH (collectively, “Powers”): (a) to

F-19

propose the convening of, and attend, shareholders’ meetings in accordance with the articles of association of the GZ WFH on behalf of the Existing Shareholder; (b) to exercise voting rights on behalf of the Existing Shareholder on all matters required to be deliberated and resolved by the shareholders’ meeting, including without limitation the appointment and election of the directors and other executives to be appointed and removed by the shareholders, of the GZ WFH, the sale or transfer of all or part of the equity held by shareholders in the GZ WFH; (c) to exercise other shareholders’ voting rights under the articles of association of the GZ WFH (including any other shareholders’ voting rights stipulated upon an amendment to such articles of association); (d) other voting rights that shareholders shall enjoy under the PRC laws, as amended, revised, supplemented and re-enacted, no matter whether they take effect before or after the conclusion of this Agreement. The Existing Shareholders shall not revoke the authorization and entrustment accorded to the Attorney other than in the case where the WFOE gives the Existing Shareholders a written notice requesting the replacement of the Attorney, in which event the Existing Shareholders shall immediately appoint such other person as then designated by the WFOE to exercise the foregoing Powers and such new authorization and entrustment shall supersede, immediately upon its grant, the original authorization and entrustment.

(2) Exclusive Business Cooperation Agreement. The WFOE agrees to provide technical consulting and services including management consulting services, general and financial advisory service and various general and administrative service, for the specific content thereof (hereinafter referred to as the “Target Business”) to the GZ WFH as the technical consulting and service provider of the GZ WFH in accordance with the conditions set forth herein during the term of this Agreement. GZ WFH agrees to accept the technical consulting and services provided by the WFOE. GZ WFH further agrees that, without prior written consent of the WFOE, during the term of this Agreement, it shall not accept any technical consulting and services identical or similar to Target Business that are provided by any third party.

(3) Equity Pledge Agreement. Under the Equity Interest Pledge Agreement between the WOFE and Mr. Zhang Bi, the shareholder of GZ WFH, shareholder pledged all of his equity interests in GZ WFH to WFOE to guarantee the performance of GZ WFH’s obligations under the Exclusive Business Cooperation Agreement. Under the terms of the agreement, in the event that GZ WFH or shareholder breach their respective contractual obligations under the Exclusive Business Cooperation Agreement, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. Shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Interest Pledge Agreement, WFOE is entitled to claim indemnity.

(4) Exclusive Call Option Agreement. GZ WFH and its shareholders, Mr. Zhang Bi, have entered into an Exclusive Call Option Agreement with WFOE. Under the Exclusive Call Option Agreement, the GZ WFH shareholders irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, part or all of their equity interests in GZ WFH. According to the Exclusive Call Option Agreement, the purchase price shall be the minimum price permitted by applicable PRC Law at the time when such share transfer occurs.

Risks in relation to the VIE structure

The Company believes that the contractual arrangements with its VIE and their respective shareholder are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce the contractual arrangements. If the legal structure and contractual arrangements were found to be in violation of PRC laws and regulations, the PRC government could:

•	revoke the business and operating licenses of the Company’s PRC subsidiary and VIE;

•	discontinue or restrict the operations of any related-party transactions between the Company’s PRC subsidiary and VIE;

•	limit the Company’s business expansion in China by way of entering into contractual arrangements;

•	impose fines or other requirements with which the Company’s PRC subsidiary and VIE may not be able to comply;

•	require the Company or the Company’s PRC subsidiary and VIE to restructure the relevant ownership structure or operations; or

•	restrict or prohibit the Company’s use of the proceeds of the additional public offering to finance the Company’s business and operations in China.

The Company’s ability to conduct its private equity investment management business may be negatively affected if the PRC government were to carry out of any of the aforementioned actions. As a result, the Company may not be able to consolidate its VIE in its consolidated financial statements as it may lose the ability to exert effective control over the VIE and their respective shareholders and it may lose the ability to receive economic benefits from the VIE. The Company, however, does not believe such actions would result in the liquidation or dissolution of the Company, its PRC subsidiary and VIE.

The interests of the shareholders of VIE may diverge from that of the Company and that may potentially increase the risk that they would seek to act contrary to the contractual terms. The Company cannot assure that when conflicts of interest arise, shareholders of VIE will act in the best interests of the Company or that conflicts of interests will be resolved in the Company’s favor. Currently, the Company does not have existing arrangements to address potential conflicts of interest the shareholders of VIE may encounter in its capacity as beneficial owners and directors of VIE, on the one hand, and as beneficial owners and directors of the Company, on the other hand. The Company believes the shareholders of VIE will not act contrary to any of the contractual arrangements and the exclusive option agreements provide the Company with

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a mechanism to remove the current shareholders of VIE should they act to the detriment of the Company. The Company relies on certain current shareholders of VIE to fulfill their fiduciary duties and abide by laws of the PRC and act in the best interest of the Company. If the Company cannot resolve any conflicts of interest or disputes between the Company and the shareholders of VIE, the Company would have to rely on legal proceedings, which could result in disruption of its business, and there is substantial uncertainty as to the outcome of any such legal proceedings.

Total assets and liabilities presented on the Company’s consolidated balance sheets and expense, net loss presented on Consolidated Statement of Operations and Comprehensive Loss as well as the cash flow from operating and financing activities presented on the Consolidated Statement of Cash Flows are substantially the financial position, operation and cash flow of the Company’s VIE GZ WFH. The following financial statements amounts and balances of the VIE were included in the accompanying consolidated financial statements as of September 30, 2018 and for nine months ended September 30, 2018. Since VIE was set up in October 2017, thus no financial data as of September 30, 2017 and for nine months ended September 30, 2017.

September 30, 2018
(Unaudited)
Cash and cash equivalent	$26,830
Total assets	$2,027,185
Total liabilities	$1,971,963

For nine months ended September 30, 2018
(Unaudited)
Revenue	$—
Net loss	$(94,445)
Net cash used in operating activities	$(524,550)
Net cash used in investing activities	$(71,339)
Net cash provided by financing activities	$584,854

Note 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

The consolidated financial statements included the financial statements of all subsidiary and VIE of the company. All transactions and balances between the Company and its subsidiaries and VIE have been eliminated upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made, however actual results could differ from those estimates.

Inventory

Inventories are stated at lower of cost or net realizable value. Cost is determined using the weighted average method. Inventories include raw materials, work in progress and finished goods. The variable production overhead is allocated to each unit of product on the basis of the actual use of the production facilities. The allocation of fixed production overhead to the costs of conversion is based on the normal capacity of the production facilities.

Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value. There are no inventory wrote down as of September 30, 2018 and December 31, 2017.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.

Depreciation of property and equipment is provided using the straight-line method over their estimated useful lives, which are shown as follows.

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Useful life
Leasehold improvements	Shorter of the remaining lease terms and estimated useful lives
Furniture and fixture	5 years
Equipment	3 years
Vehicle	5 years

Upon sale or disposal, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to income.

Impairment of Long-lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Revenue Recognition

The Company has early adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606) and all subsequent ASUs that modified ASC 606 on January 1, 2017 and has elected to apply it retrospectively for the year ended December 31, 2016.

The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, the Company applies the following steps:

•	Step 1: Identify the contract (s) with a customer

•	Step 2: Identify the performance obligations in the contract

•	Step 3: Determine the transaction price

•	Step 4: Allocate the transaction prince to the performance obligation in the contract

•	Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

The Company considered revenue is recognized when (or as) the Company satisfies performance obligations by transferring a promised goods and provide maintenance service to a customer. Revenue is measured at the transaction price which is based on the amount of consideration that the Company expects to receive in exchange for transferring the promised goods and providing maintenance service to the customer. Contracts with customers are comprised of customer purchase orders, invoices and written contracts.

The Company does not have arrangements for returns from customers and does not have any future obligations directly or indirectly related to services resale by customers. The Company has no sales incentive programs.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Uncertain Tax Positions

The Company accounts for uncertainty in income taxes using a two-step approach to recognizing and measuring uncertain tax positions. The

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first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. Interest and penalties related to uncertain tax positions are recognized and recorded as necessary in the provision for income taxes. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than RMB 100,000. In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. There were no uncertain tax positions as of September 30, 2018 and December 31, 2017 and the Company does not believe that its unrecognized tax benefits will change over the next twelve months.

Comprehensive Loss

Comprehensive loss is comprised of the Company’s net loss and other comprehensive income or loss. The component of other comprehensive income or loss is consisted solely of foreign currency translation adjustments, net of the income tax effect.

Foreign Currency Translation and Transactions

The Company’s reporting currency is the U.S. dollar (“US$”). The functional currency of the Company’s subsidiary and the consolidated VIE is RMB. In the consolidated financial statements, the financial information of the Company’s subsidiary and the consolidated VIE has been translated into US$. Assets and liabilities are translated at the exchange rates on the balance sheet date, equity amounts are translated at historical exchange rates, except for changes in accumulated deficit during the year which is the result of income statement translation process, and revenue, expense, gains of losses are translated using the average exchange rate during the year. Translation adjustments are reported as foreign currency translation adjustments and are shown as a separate component of other comprehensive income or loss in the consolidated statements of changes in equity and comprehensive income (loss). The exchange rates as of September 30, 2018 and December 31, 2017 is 6.8957 and 6.5079, respectively. The average exchange rates for the nine months ended September 30, 2018 and 2017 is 6.5407 and 6.7920, respectively.

Loss per Share

Basic loss per share are computed by dividing net loss attributable to holders of common shares by the weighted average number of common shares outstanding during the year. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares. There is no dilutive effect.

Recent Accounting Developments

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. For public business entities, the guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the guidance is permitted. In transition, entities are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. In July 2018, the FASB issued ASU No. 2018-10 and No. 2018-11, Leases (ASC 842). ASU 2018-10 provides narrow amendments that clarify how to apply certain aspects of the guidance in ASU 2016-02. ASU 2018-11 provides entities with an option of an additional transition method, by allowing entities to initially apply the new leases standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. It also provides lessors an option to not separate lease and non-lease components when certain criteria are met. The Company is in the process of evaluating the impact that this guidance will have on its consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016 15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to provide guidance on the presentation and classification of certain cash receipts and cash payments on the statement of cash flows. The guidance specifically addresses cash flow issues with the objective of reducing the diversity in practice. The guidance will be effective for the Company in fiscal year 2018, but early adoption is permitted. The Company is currently evaluating the impact of this new standard on its consolidated financial statements and related disclosures.

Other accounting pronouncements that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

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Note 4 PREPAID EXPENSES AND OTHER ASSETS

	September 30, 2018	December 31, 2017
	Unaudited
Prepaid sponsor fee (1)	$551,295	$—
VAT prepayment	54,516	—
Other receivables from third party (2)	15,458
Prepaid rent expense	4,593	—
Others	11,019	—
Total	$636,881	$—

(1)	The balance as of September 30, 2018 represented the sponsor fee prepaid to Cosmos Innovation Co., Ltd, which held a concert in Taiwan in November 2018, to enhance the popularity of the Company.

(2)	The balance as of September 30, 2018 comprised of the unsecured and no interest loan provided to Shenzhen Zhongji Intelligent Technology Co., Ltd.

Note 5 PROPERTY AND EQUIPMENT, NET

As of September 30, 2018 and December 31, 2017, property and equipment consisted of the following:

	September 30, 2018	December 31, 2017
	(Unaudited)
Furniture and fixtures	$3,767	$—
Equipment	12,525	—
Leasehold improvement	9,996	—
Vehicle	41,378	—
Total property and equipment	67,666	—
Accumulated depreciation	(5,752)	—
Property and equipment, net	$61,914	$—

Depreciation expense for nine months ended September 30, 2018 and 2017 were $6,064 and nil, respectively.

Note 6 INVENTORY

As of September 30, 2018 and December 31, 2017, inventory consisted of the following:

	September 30, 2018	December 31, 2017
	(Unaudited)
Raw materials	$123,845	$—
Work in progress	1,529,234	—
Finished goods	170,470	—
Total	$1,823,549	$—

Note 7 OTHER PAYABLES AND ACCURED LIABILITY

	September 30, 2018	December 31, 2017
	(Unaudited)
Salary payable	$37,807	$92
Other tax payable	238	—
Total	$38,044	$92

Note 8 TAXATION

The Company and its subsidiary, and the consolidated VIE file tax returns separately.

1) Value added tax (“VAT”)

Pursuant to the Provisional Regulation of the PRC on VAT and the related implementing rules, GZ WFH is subject to 17% since March 2018 because it has obtained the certificate of general taxpayer of VAT, and it subject to 16% since May 2018 because of tax reform. Grand Smooth Technology is subject to 3% because it is a small-scale taxpayer of VAT.

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2) Income tax

Hong Kong

Under the current laws of Hong Kong, the Company is subject to a corporate income tax rate of 16.5%.

PRC

WOFE and the consolidated VIE established in the PRC are subject to the PRC statutory income tax rate of 25%, according to the PRC Enterprise Income Tax (“EIT”) law.

The components of the income tax benefit are:

	For nine months ended September 30,
	2018	2017
	(Unaudited)	(Unaudited)
Current	$—	$—
Deferred	(29,183)	—
Total income tax benefit	$(29,183)	$—

The reconciliation of income taxes expenses computed at the PRC statutory tax rate applicable to income tax expense is as follows:

	For nine months ended September 30,
	2018	2017
	(Unaudited)	(Unaudited)
PRC income tax statutory rate	25.00%	25.00%
Tax effect of non-deductible entertainment	(1.38%)	(8.50%)
Tax effect of different tax rates in other jurisdictions	(0.07%)	—
Changes in valuation allowance	(0.13%)	(16.50%)
Effective tax rate	$23.42%	$—

3) Deferred tax assets, net

The tax effects of temporary differences representing deferred income tax assets result principally from the following:

	September 30, 2018	December 31, 2017
	(Unaudited)
Deferred tax assets
Advance from customer	$245,882	$—
Tax loss carried forward	104,466	716
Total deferred tax assets, gross	350,348	716
Valuation allowance	(878)	(716)
Total deferred tax assets, net	349,470	—

Deferred tax liabilities
Inventory	(306,311)	—
Property and equipment, difference in depreciation	(15,478)	—
Total deferred tax liabilities	(321,789)	—
		—
Deferred tax asset, net	$27,681	—

As of September 30, 2018, the Company had operating loss carry-forwards in PRC of $414,349 that expire through December 31, 2022.

Valuation allowance was provided against deferred tax assets in entities where it was determined, it was more likely than not that the benefits of the deferred tax assets will not be realized. The Company had deferred tax assets which generated from tax loss carry-forwards, which can be carried forward to offset future taxable income. The management determines the tax loss generated before 2018 is more likely than not that part of deferred tax assets could not be utilized, so allowance was provided as of September 30, 2018 and December 31, 2017.

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PRC Withholding Tax on Dividends

The current PRC Enterprise Income Tax Law imposes a 10% withholding income tax for dividends distributed by foreign invested enterprises to their immediate holding companies outside the PRC. A lower withholding tax rate will be applied if there is a tax treaty arrangement between the PRC and the jurisdiction of the foreign holding company. Distributions to holding companies in Hong Kong that satisfy certain requirements specified by PRC tax authorities, for example, will be subject to a 5% withholding tax rate.

As of September 30, 2018 and December 31, 2017, the Company had not recorded any withholding tax on the retained earnings of its foreign invested enterprises in the PRC, since the Company intends to reinvest its earnings to further expand its business in mainland China, and its foreign invested enterprises do not intend to declare dividends to their immediate foreign holding companies.

Note 9 RELATED PARTIES BALANCES AND TRANSACTIONS

Due to shareholders

The balance due to shareholders was as following:

	September 30, 2018	December 31, 2017
	(Unaudited)
Mr. Zhang Bi (1)	$87,038	$109,127
Mr. Cheng Yin-Chieh (2)	556,295	4,000
Total	$643,333	$113,127

Note:

(1)	Mr. Zhang Bi is the chief executive officer of GZ WFH, and he holds 50% equity interest of GSI, the balance represented the advanced payment on behalf of the Company for material purchase.

(2)	Mr. Zhang Bi holds 50% equity interest of GSI, the balance represented the advanced payment on behalf of the Company for operation purpose.

Related party transactions

The details of the related party transactions were as follows:

	For nine months ended September 30,
	2018	2017
	(Unaudited)	(Unaudited)
Mr. Zhang Bi (1)	$168,178	$—
Mr. Cheng Yin-Chieh (2)	552,295	1,000

Note:

(1)	The transaction represent the inventory purchased by company from Mr. Zhang Bi with a fair price.

(2)	The transactions represent the amount paid by Mr. Cheng Yin-Chieh on behalf of the Company for its daily operation.

Note 10 NON-CONTROLLING INTEREST

As of September 30, 2018, the Company recognized a non-controlling interest in the consolidated statements of operations and other comprehensive income (loss) to reflect the 5% economic interest in GZ WFH or VIE, that is attributable to the shareholders other than the Company.

During the nine month ended September 31, 2018, the 14.7% economic interest in GZ WFH or VIE was derecognized because the minority shareholder sold his non-controlling interests to the Company. The total consideration for buy-out such non-controlling interests was RMB 1 and the difference between the consideration and the carrying amount of non-controlling interest derecognized was recorded as an adjustment to additional paid-in capital.

As of September 30, 2018 and December 31, 2017, non-controlling interest related to the 5% and 19.7% equity interest in GZ WFH in the consolidated balance sheet was $4,733 and $43, respectively.

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For the nine months ended September 30, 2018 and 2017, non-controlling interest related to GZ WFH in the consolidated statements of operations was loss of $4,722 and nil, respectively.

Note 11 ADDITIONAL PAID-IN CAPITAL

As of September 30, 2018, additional paid-in capital in the consolidated balance sheet represented the combined contribution capital of the Company’s VIE. One shareholder of the Company made capital contribution of $145,940 to GZ WFH during the nine months ended September 30, 2018.

Note 12 COMMITMENTS & CONTINGENCIES

Operating leases commitments

Minimum future commitments under non-cancelable operating lease agreements as of September 30, 2018 are follows:

Years ended December 31,	Lease Commitment
Remaining 2018	$-
2019	-
2020	1,934
2021	2,900
2022 and thereafter	18,369
Total	$23,203

Rent and property management expense was $1,019 and nil for the nine months ended September 30, 2018 and 2017, respectively.

Capital commitments

As of September 30, 2018 and December 31, 2017, the Company’s capital commitments contracted but not yet reflected in the consolidated financial statements amounted to $nil.

Contingencies

In the ordinary course of business, the Company may be subject to legal proceeding regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable and the amount of the loss is reasonably estimable.

Note 13 SUBSEQUENT EVENT

The Company entered into an Agreement and Plan of Merger (“the Agreement”), which was amended with minor corrections, with (i) NOCERA, Inc., (“NOCERA”), (ii) the Company’s shareholders, Cheng Yin-Chieh and Zhangbi, (iii) GSI Acquisition Corp., a newly-formed wholly-owned subsidiary of NOCERA. Under the terms of the Agreement, our shareholders transferred all of the GSI Shares to Nocera in exchange for the issuance of 10,000,000 shares (the “Shares”) of Nocera’s common stock (the”Share Exchange”) with an effective date on December 31, 2018. As a result of the Share Exchange, NOCERA had 12,349,200 shares of common stock issued and outstanding following the Share Exchange. All administrative requirements of the Agreement, as amended, have been completed as of January 20, 2019.

As a result of the closing, the Company became a wholly-owned subsidiary of NOCERA. The share exchange transaction with the Company was treated as a reverse acquisition, with the Company as accounting acquirer and NOCERA, as the acquired party.

The Company has evaluated subsequent events through the issuance of the consolidated financial statements and no other subsequent event is identified that would have required adjustment or disclosure in the consolidated financial statements.

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Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements has been derived from the consolidated financial statements of Grand Smooth Inc. Limited (“GSI”) as of September 30, 2018 (unaudited) and for nine months ended September 30, 2018, and for the years ended December 31, 2017 and adjusts such information to give the effect of the acquisition of the company by NOCERA, Inc. (“Nocera”). The consolidated financial statements reflect all predecessor statements of operations and include the accounts of GSI and its subsidiaries. GSI (and its historical financial statements) is the continuing entity for financial reporting purposes.

The following unaudited pro forma combined balance sheet represents the combined financial position of GSI and its subsidiaries as of September 30, 2018, as if the reverse acquisition occurred on September 30, 2018. The unaudited pro forma loss per share present the accounts of Nocera and GSI including its subsidiaries, for the nine months ended September 30, 2018, and for the years ended December 31, 2017, as if the reverse acquisition occurred on January 1, 2017, for the purpose of the statements of operations, respectively.

The unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the reverse acquisition of GSI had been consummated as of the beginning of the period indicated, nor is necessarily indicative of the resulted of future operations.

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PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	Grand Smooth Inc. Limited	NOCERA, Inc.
	September 30, 2018	September 30, 2018	Adjustments	Pro-forma
	(US $)	(US $)
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$26,830	$10,483	$—	$37,313
Inventory	1,823,550	—	—	1,823,550
Advance to supplier	1,624	—		1,624
Prepaid expenses and other assets	636,881	—	—	636,881
Total current assets	2,488,885	10,483		2,499,368

Plant and equipment, net	61,914	—	—	61,914-
Deferred tax assets	27,681	—	—	27,681
Total assets	$2,578,480	$10,483	$—	$2,588,963

LIABILITIES AND SHAREHOLDER’S EQUITY
Liabilities
Current Liabilities:
Accounts payable	$248,865	$—	$—	$248,865
Other payables and accrued liabilities	38,043	—		38,043
Advance from customer	1,598,017	—	—	1,598,017
Convertible note -	—	1,802		1,802
Due to shareholders	643,333	11,029	—	654,362
Total Liabilities	2,528,258	12,831	—	2,541,089

Stockholders’ equity
Common stock	—	2,349	10,000	12,349
Additional paid in capital	145,941	1,083,507	(1,098,204)	131,244
Accumulated deficit	(94,898)	(1,088,204)	1,088,204	(94,898)
Accumulated other comprehensive income	3,912	—		3,912
Total stockholders’ equity	54,955	(2,348)	—	52,607
Non-controlling interest	(4,733)	—	—	(4,733)
Total shareholder’s equity	50,222	(2,348)		47,874
Total liabilities and stockholders’ equity	$2,578,480	$10,483	$—	$2,588,963

See notes to pro-forma combined financial statements.

F-29

PRO FORMA LOSS PER SHARE (UNAUDITED)

	Consolidated	Pro-forma
	December 31, 2017	Nine Months ended September 30, 2018
	(Audited)	(unaudited)
Net loss	$(6,317)	$(124,903)
Other comprehensive loss
Foreign currency translation (loss )gain	(8)	3,920
Comprehensive loss	$(6,325)	(120,983)

Net loss per Share Basic and diluted	0.003	0.010
Weighted average shares outstanding Basic and diluted	2,199,200	12,349,200

See notes to pro forma combined financial statements.

F-30

Unaudited Notes to Pro Forma Condensed Consolidated Financial Statements

On December 27, 2018 (the “Effective Date”), NOCERA, Inc., (the “Registrant”, the “Company”, “we”, “us”, “our”) entered into an Agreement and Plan of Merger (the ”Merger Agreement”) which was amended thereafter, with (ⅰ) Grand Smooth Inc. Limited, a company organized under the laws of Hong Kong, China (“GSI”), and (ii) GSI’s shareholders, Cheng Yin-Chieh and Zhang Bi, who together owned shares constituting 100% of the issued and outstanding ordinary shares of GSI (the ”GSI Shares”) . Pursuant to the terms of the Merger Agreement, the GSI Shareholders transferred to us all of the GSI Shares in exchange for the issuance of 10,000,000 shares (the “Shares”) of our common stock (the “Share Exchange”). As a result of the Merger, effective December 31, 2018, we are engaged in aquaculture consulting and management business, in the People’s Republic of China.

As a result of the Share Exchange, Nocera had 12,349,200 shares of common stock issued and outstanding following the Share Exchange.

As a result of the transactions described above, we became the record and beneficial owner of 100% of the share capital of Grand Smooth Inc. Limited and therefore own 100% of the share capital of its subsidiaries indirectly.

As of September 30, 2018, we have common stock, $0.001 par value; 200,000,000 shares authorized; 2,349,200 shares issued and outstanding. As a result of the share exchange, we will have 200,000,000 shares of common stock authorized, 12,349,200 shares of common stock issued and outstanding.

Pursuant to the terms of the Exchange Agreement, Grand Smooth Inc. Limited’s officers and directors were appointed as our officers and directors, and Erik Nelson resigned as our President, CEO and sole director. However, the change in our board of directors will not be effective until 10 days after the mailing of a Schedule 14F Information Statement to our shareholders, which we expect to do promptly after the closing of the Share Exchange.

The transaction was account for a reverse acquisition whereby Grand Smooth Inc. Limited was considered to be the accounting acquirer as it retained control of NOCERA after the Share Exchange.

Grand Smooth Inc. Limited was incorporated in Hong Kong, China on August 1, 2018. On December 31, 2018, Grand Smooth Inc. Limited became the parent holding company of a group of companies comprised of Gui Zhou Grand Smooth Technology Ltd., a wholly foreign owned enterprise established in the People’s Republic of China company, which established and is the parent company of Gui Zhou Wan Feng Hu GZ WFH Company Limited, a Variable Interest Entity in China.

Assumptions and Adjustment:

(A)	Elimination of NOCERA’s capital accounts and accumulated deficit as result of recapitalization. In addition, reflects payments of all liabilities of NOCERA prior to the closing of the Share Exchange.
F-31